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                                                                    EXHIBIT 10.9

                       AGREEMENT FOR TRANSITION SERVICES

This Agreement for Transition Services is made between GTE Service Corporation, a New York corporation, with offices at 1255 Corporate Drive, Irving, Texas 75038 and its affiliates (individually and collectively "GTE") on one hand, each only with respect to the Services (defined below) it provides, and Genuity Solutions Inc., a Delaware corporation, with offices at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("GENUITY"), and its subsidiaries and successors in interest, on the other hand.

Whereas, GENUITY desires to obtain certain administrative services including accounting and cash processing, billing, real estate management, and human resources services on a transitional basis; and

Whereas, GTE desires to provide such services to GENUITY.

Now therefore, in consideration of the mutual terms and conditions of this Agreement, the parties agree as follows:

1.   GENERAL.

     (a)  Services. GENUITY desires to obtain certain administrative
          --------
          transitional services on a non-exclusive basis from GTE or an affiliate company of GTE under the terms and conditions of this agreement and statements of work ("Statements of Work") entered into by the parties (this agreement and all attached Statements of work are collectively referred to as the "Agreement"), and GTE or its affiliate shall provide to GENUITY such administrative transitional services (individually and collectively, "Services"). If there is any conflict or inconsistency between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement (excluding for this purpose the Statements of Work), the terms and conditions of the Statement of Work shall control.

     (b)  Statements of Work - Generally. Each of the Statements of Work entered
          ------------------------------
          into by the parties shall: (i) refer expressly to this Agreement; (ii) designate the date as of which the provisions of the Statement of Work shall be effective and, if applicable, the term or period of time during which GTE shall perform Services, provide resources or otherwise discharge its obligations as specified in the Statement of Work if different from the term set out in this Agreement (excluding for this purpose the Statement of Work); (iii) describe the Services to be performed, Work Product (as defined herein) to be delivered, resources to be provided or obligations to be discharged by GTE pursuant to the Statement of Work; (iv) describe the obligations of GENUITY related to the Statement of Work, including

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          any facilities, equipment, personnel and tasks or other support to be provided or performed by GENUITY; (v) specify the payments to be made to GTE under the Statement of Work, or, if applicable, the basis on which such payments shall be computed; and (vi) specify any other terms and conditions appropriate to the Services to be performed and the obligations of the parties. In the event of conflict or inconsistency between the terms and conditions of a Statement of Work and the terms and conditions of this Agreement (excluding for this purpose the Statement of Work), the terms and conditions of the Statement of Work shall control.

     (c)  Milestones, Phases and Timing; Changes. Each of the Statements of Work
          --------------------------------------
          shall set out, if applicable, milestones and phases of the work. When phases are specified, GTE shall not be obligated to proceed with work on the next phase until GENUITY has provided written authorization to proceed. If GENUITY has not provided GTE with written authorization to proceed on a specific phase, and it is necessary to commence or complete such phase in order to meet any milestones specified in the Statement of Work, GTE shall not have any obligations with respect to such milestones and the Statement of Work shall be deemed to be modified accordingly. The Statement of Work may be modified by mutual written agreement, signed by both parties. No verbal changes to the Statement of Work are permitted.

     (d)  Performance. All Services shall be performed in accordance with the
          -----------
          terms and conditions of this Agreement and the requirements, order of performance and delivery dates specified in each Statement of Work. GTE shall devote such time, efforts and resources to the performance of Services as are necessary to accomplish the tasks specified in any Statement of Work. GTE may call upon the expertise and/or assistance of its affiliates, subcontractors or consultants in the performance of such Services, provided that GTE shall obtain the prior written consent of GENUITY in the event it desires to use outside subcontractors or consultants. If a Statement of Work specifies that some or all of the work will be done by a subcontractors or consultant, no additional approval shall be required.

     (e)  Third Party Software Licenses. GENUITY acknowledges that GTE and its
          -----------------------------
          affiliates may be required to use certain software licensed to GTE by third parties to provide Services pursuant to this Agreement. If any licensor of such third party software requires the payment of any consideration to permit GTE to use the vendor's software in order to perform its obligations under this Agreement, GTE shall provide GENUITY with thirty (30) days prior written notice of such additional consideration. GENUITY shall have the option to (i) procure its own license to such software at its own expense, or (ii) authorize GTE to incur such required

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          additional consideration on its behalf and at GENUITY'S expense. In the event that GENUITY does not agree to either (i) or (ii) above, GTE shall not be required to provide the Services for which such third party licenses are required. If the third party requires GENUITY to secure rights in such third party software to receive the Services or to use the result of such Services, GENUITY shall be responsible for securing such rights at its own cost and expense.

2.  COMPENSATION AND BILLING.

     (a)  Invoices. The charges for the Services shall be set out in the
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          applicable Statement of Work. GTE shall invoice GENUITY for Services in accordance with the payment schedule set forth in the applicable Statement of Work. Each invoice shall reference this Agreement and the applicable Statement of Work. The invoices shall be itemized to show the details as to all billed items. Payments shall be made within thirty (30) days from the date each invoice is received by GENUITY.

     (b)  Sales, Use and Other Taxes. In addition to the charges for Services,
          --------------------------
          GENUITY shall pay GTE an amount equal to any sales, use, privilege, gross revenue, excise, or any other tax (except income and franchise taxes), as well as any assessments or duties with respect to the Services lawfully levied by a duly constituted governmental authority and for which GTE is required, by law, to collect from GENUITY. In addition each party shall be responsible for all real and personal property taxes imposed on software and equipment owned by the respective parties on January 1 of every year. If GENUITY determines that any Services are exempt from a tax, GENUITY must provide GTE a properly completed exemption certificate, for each jurisdiction for which GENUITY is claiming an exemption, before GTE will exclude the respective tax from amounts charged to GENUITY. GENUITY will not deduct any tax amount from remittances to GTE until a properly completed exemption certificate, for all jurisdictions for which GENUITY is claiming an exemption, has been provided to GTE.

     (c)  Expense Reimbursement. GENUITY shall reimburse GTE for reasonable
          ---------------------
          expenses for travel, meals and lodging incurred by GTE in the performance of its obligations under this Agreement. Any such charges shall be in compliance with GTE's employee expense policies. There shall be no mark-up of such expense charges. GTE shall maintain documentation of expenses incurred, and shall provide copies of invoices of $100 or more upon GENUITY's request. GTE shall bill GENUITY monthly for expenses as they accrue. The parties will specify any limitation on the reimbursement of expenses in the applicable Statement of Work. It is acknowledged and agreed that if GTE is reasonably

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          required to incur expenses beyond such limitation in order to provide the Services, then GTE is excused from performing such Services until said expense limitation is removed or changed as mutually agreed, provided that GTE promptly notifies GENUITY of the need to exceed the limitation.

     (d)  Records. GTE shall maintain complete and accurate records in a form
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          consistent with generally accepted accounting practices, to substantiate GTE charges. GTE shall retain, and make available upon request, such records for a period of three (3) years from the date of invoice for Services. GENUITY and its authorized agents, subject to obligations of confidentiality as set forth in this Agreement, shall have access to such records upon prior written request during normal business hours during the term of this Agreement and during the respective periods in which GTE is required to maintain such records pursuant to this subsection. Access to the records shall be made at the location where such records are normally maintained.

3.   TERM.

     This Agreement is effective as of the date of closing of the initial public offering of Genuity Inc. shares of stock ("Effective Date") and shall expire the earlier of: (a) one (1) year after the Effective Date or (b) expiration or termination of all of the Statements of Work under this Agreement unless earlier terminated under Section 24(a), (b) or (c) of this Agreement. This Agreement may not be renewed. GTE shall use its best efforts to provide all items, services and personnel necessary to effectuate and ensure a smooth and timely transition for Genuity from dependence on Services under such SOW to standalone ability to perform such Services itself or in conjunction with third parties. Both parties shall make appropriate resources available in connection with such transition, and any such steps taken by GTE shall be accomplished prior to the expiration of the term of this Agreement.

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4.   ACCEPTANCE.

     (a)  Acceptance. Each Statement of Work shall specify the criteria that GTE
          ----------
          must meet in order for the Work Products described in the Statement of Work to be accepted by GENUITY. It shall also specify a test plan, and such other information as GTE and GENUITY mutually deem appropriate and the period of time that GENUITY shall have to review such Work Product and provide notice of acceptance or rejection to GTE. Failure to accept or reject such Work Product within the specified period of time or the commercial use of such Work Product by or for the benefit of GENUITY shall be deemed to be acceptance.

     (b)  Rejection and Revision. If GENUITY rejects any Work Product, it shall
          ----------------------
          specify in reasonable detail in writing the reasons for rejection and the requirements for revision. If the notice of rejection is not sufficiently detailed to allow GTE to determine why such Work Product is unacceptable, GTE may request in writing that GENUITY provide sufficient additional information. If GTE and GENUITY have joint responsibility for the Work Product and the Work Product requires revision, GTE shall assist GENUITY in making revisions necessary for the Work Product to meet the acceptance criteria within a period of time that is reasonable under the circumstances. If GTE has sole responsibility for the Work Product, then it shall make the necessary revisions within a period of time that is reasonable under the circumstances.

5.   CONFIDENTIAL INFORMATION.

     (a)  Confidentiality. In the course of requesting and performing Services
          ---------------
          pursuant to this Agreement, each party may receive or acquire from the other information or data pertaining to specifications, drawings, sketches, models, samples, computer programs, methods, concepts, know-how, techniques, processes, and other technical or business information that the other party desires to protect against unauthorized use or further disclosure. Unless otherwise expressly set forth in a Statement of Work, for purposes of this Agreement, "Confidential Information" shall mean: (i) any information in written, other tangible or electronic form which is labeled by the disclosing party as "confidential", "proprietary" or with a legend of similar import; (ii) software in any form (including related documentation), whether or not labeled in accordance with the preceding; (iii) Services and Work Products provided pursuant to this Agreement, with the ownership of and proprietary interest therein being defined in the applicable Statement of Work; or (iv) information orally disclosed and identified as confidential at the time of such disclosure which is summarized in writing within thirty (30) days of such disclosure. Each party shall remain the exclusive owner of its Confidential Information.

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     (b)  Use of Confidential Information. The Confidential Information of the
          -------------------------------
          disclosing party may be used by the receiving party only for the performance or use of Services or Work Products to be provided pursuant to this Agreement and may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know in order to perform or use Services or Work Products pursuant to this Agreement. Except and to the extent set forth in
          Section 5(c), the receiving party may not disclose Confidential Information of the other party to any other person, entity, or the public without the prior written consent of the disclosing party. However, such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent, to the receiving party's subcontractors or consultants who require access to such Confidential Information to perform or use the Services under this Agreement, provided such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section. It is agreed that such written agreements shall be enforceable by the disclosing party.

     (c)  Exceptions.  The obligations in Section 5(b) shall not apply to that
          ----------
          portion of any information received from the disclosing party which is: lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; now or later becomes publicly known through no breach of confidential obligation by the receiving party; released by the disclosing party to any other person, firm or entity (including governmental agencies or bureaus) without restriction on use or disclosure; or independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party.

     (d)  Disclosure and Notification. If a receiving party receives a request
          ---------------------------
          to disclose any Confidential Information of the disclosing party (whether pursuant to a subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) and, on advice of legal counsel, determines that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the obligation of the disclosing party to use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment

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          shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed.

     (e)  Continuing Obligation. The obligation of non-disclosure and non-use
          ---------------------
          with respect to Confidential Information of the disclosing party shall survive termination of this Agreement and shall continue for a period of 5 years thereafter, provided that the obligations of non-disclosure and non-use shall continue in perpetuity for software included in Confidential Information.

6.   OWNERSHIP AND LICENSE OF WORK PRODUCTS.

     (a)  Ownership. Unless expressly provided otherwise in the applicable
          ---------
          Statement of Work, the ownership of any and all right, title and interest in and to work products (including without limitation: computer programs and documentation; photographs; logos; drawings; artistic and graphical works; reports; data; information; and other works of authorship) made by Service Provider, or its suppliers or contractors, during performance of Services for Service Recipient in accordance with the applicable Statement of Work (all such works herein "Work Products"), shall be determined in accordance with the terms and conditions of the Software Development and Technical Services Agreement relating to ownership of intellectual property, with those terms and conditions being applied to any Statement of Work issued hereunder and being incorporated herein in their entirety by this reference.

     (b)  License. Unless expressly provided otherwise in the applicable
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          Statement of Work:

          (1) If Service Provider owns any Work Products, any license granted to Service Recipient by Service Provider in or to any such Work Products shall be on the same terms and conditions as the license grant by GTE to GENUITY contained in the Software License Agreement, with such terms and conditions being incorporated herein in their entirety by this reference.

          (2) If Service Recipient owns any Work Products, and subject to Service Provider's obligations with respect to Service Recipient's Confidential Information, Service Provider shall retain a non-exclusive, perpetual, world-wide, royalty-free license to use any such Work Product for its ordinary and usual business purposes.

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7.   DISPUTE RESOLUTION.

     (a)  General. Except as provided in subparagraph 7(d) below, any
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          controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall attempt to be settled first, by good faith efforts of the parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out in paragraph 6(c) below.

     (b)  Initial Resolution. A party that wishes to initiate the dispute
          ------------------
          resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection for a minimum of 60 days before requesting arbitration.

     (c)  Arbitration. If the dispute is not resolved under the preceding
          -----------
          subsection within 60 days of the initial written notice, either party may demand arbitration by sending written notice to the other party. The parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both parties, as selected under the rules of the American Arbitration Association. The dispute shall then be administered according to the American Arbitration Association's Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in a location mutually acceptable to the parties, and if the parties do not agree, the location shall be New York City; (ii) the arbitrator shall be licensed to practice law;
          (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Confidential Information the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages; (v)

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          the arbitrator shall control the scheduling so that the hearing is completed no later than 60 days after the date of the demand for arbitration; and (vi) the arbitrator's decision shall be given within 5 days thereafter in summary form that states the award, without written decision, which shall follow the plain meaning of this Agreement, the relevant documents, and the intent of the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Each party to the dispute shall bear its own expenses arising out of the arbitration, except that the expenses of the facilities to conduct the arbitration and the fees of the arbitrator shall be shared equally by the parties.

     (d)  Injunctive Relief. The foregoing notwithstanding, each party shall
          -----------------
          have the right to seek injunctive relief in an applicable court of law or equity independent of any resolution of the dispute in accordance with the foregoing.

8.   RELATIONSHIP OF PARTIES.

     (a)  Independent Contractors. In providing any Services pursuant to this
          -----------------------
          Agreement, GTE and its affiliates are independent contractors and not agents or representatives of GENUITY. Persons furnished by the respective parties shall be solely the employees or agents of such parties, respectively, and shall be under the sole and exclusive direction and control of such parties. They shall not be considered employees of the other party or parties for any purpose. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding.

     (b)  No Performance.  Neither party undertakes by this Agreement or any
          --------------
          Statement of Work to conduct the business or operations of the other party. Nothing contained in this Agreement or any Statement of Work is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers.

9.   FORCE MAJEURE.

     If performance of any Services under this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts,

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     communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the other party shall likewise be excused on a day-to-day basis during the same period, from performance of its obligations which are dependent upon or affected by such nonperformance), provided, however, that the party so affected shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease.

     If a force majeure condition continues to prevent a party from performing for more than (30) consecutive days, then the other party may terminate the applicable Statement of Work.

10.  REGULATORY COMPLIANCE.

     (a)  Cooperation.  This Agreement is subject at all times to any statute,
          -----------
          order, rule, or regulation or any state or federal regulatory agency having competent jurisdiction over one or both of the parties hereto or the Services provided hereby. The parties agree to cooperate with each other and with any applicable regulatory agency so that any and all necessary approvals may be obtained. During the term of this Agreement, the parties agree to continue to cooperate with each other in any review of this Agreement by a regulatory agency so that the benefits of this Agreement may be achieved.

     (b)  Filing Agreement.  Notwithstanding the effective date and term of this
          ----------------
          Agreement as stated elsewhere, to the extent that any statute, order, rule or regulation or any regulatory agency having competent jurisdiction over one or both parties to this Agreement, shall require that this Agreement or subsequent amendment be filed with or approved by such regulatory agency before the Agreement or amendment may be effective, this Agreement or amendment shall not be effective in such jurisdiction until the first business day after such approval or filing shall have occurred.

11.  INDEMNIFICATION.

     (a)  General. GTE and GENUITY, to the fullest extent permitted by law, each
          -------
          shall defend, indemnify and hold harmless the other and its affiliates, officers, agents and employees from any and all amounts payable under any judgment, verdict, court order or settlement (and associated fees and disbursements of counsel) arising from or related to any third-party claims

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          for injury, sickness, disease or death of any person or damage to any real or tangible personal property or assets to the extent arising from the indemnitor's (either directly or through its officers, agents, subcontractors or representatives) negligence or willful misconduct in the performance of this Agreement provided, however, that if a claim is the result of the joint negligence or joint willful misconduct of GTE and GENUITY, the amount of the claim for which each party is entitled to indemnification shall be limited to that portion of such claim that is attributable to the negligence or willful misconduct of the indemnifying party. The parties agree that the price for Services provided under this Agreement includes consideration for the obligation to indemnify as set out in this Section.

     (b)  Losses. GENUITY and GTE each shall be responsible for any and all
          ------
          claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), to their respective tangible personal or real property (whether owned or leased), and each party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. Subject to the procedures set forth below, each party shall indemnify, defend, and hold the other party harmless from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

     (c)  Waivers. GENUITY and GTE waive all rights to recover against each
          -------
          other for any Loss to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. GENUITY and GTE shall cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each Party. Each Party shall give the other written notice if a waiver of subrogation is unobtainable or obtainable only at additional expense. If the Party receiving such notice agrees to reimburse the other Party for such additional expense, the other Party shall obtain such waiver of subrogation. If a waiver is unobtainable or if a Party elects not to pay the additional expense of a waiver, then neither Party nor their insurers shall waive such subrogation rights.

     (d)  Defense. Except as otherwise set forth in the applicable Statement of
          -------
          Work, and subject to the limitations and procedures set forth below, GTE agrees to defend GENUITY against any action to the extent that such action is based upon a claim that the Service provided by GTE pursuant to this Agreement (i) infringes a United States copyright,
          (ii) infringes a United States patent or (iii) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret and not as the result of any prohibited use or transfer by GENUITY. GTE shall bear the expense

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          of such defense and pay any Losses finally awarded by a court of competent jurisdiction that are directly attributable to such claim.

     (e)  Contributory Infringement. GTE shall not be liable to GENUITY for
          -------------------------
          claims of indirect or contributory infringement. Further, GTE shall have no liability to GENUITY hereunder if (i) the claim of infringement is based upon the use of Services or Work Products provided by GTE hereunder in connection or in combination with equipment, devices, data or software not supplied by GTE, and such infringement would not have occurred but for such use, (ii) such Services or Work Products are used outside of the scope of the rights and licenses granted to GENUITY; (iii) the Services or Work Products are modified by or for GENUITY (including by GTE at GENUITY's direction or instructions), and such infringement would not have occurred but for such modification; (iii) GENUITY uses any of the Services or Work Products in the practice of a patented process and there would be no infringement in the absence of such practice, or
          (iv) the claim of infringement arises out of the GTE's compliance with written directions provided by GENUITY and such infringement would not have occurred but for such compliance. For all of the foregoing exclusions, GENUITY shall defend and indemnify GTE for any infringement claims to the extent set forth in Section 11(d).

     (f)  Mitigation.  If a Service or Work Product becomes the subject of an
          ----------
          infringement claim, or in GTE's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees as required above, GTE may, at its option and in its sole discretion, and at its own cost and expense: (i) replace or modify such Service or Work Product to make it noninfringing or cure any claimed misuse of any third party trade secret; (ii) procure for GENUITY the right to continue using such Service or Work Product pursuant to this Agreement; or if neither (i) nor (ii) are possible at a commercially reasonable cost, (iii) require the return of such Service or Work Product, terminate the Statement of Work (to the extent it has not yet been completed) and terminate GENUITY's right to use the same and refund to GENUITY a pro-rata portion of the amount actually paid to GTE by GENUITY for such Service or Work Product. Notwithstanding the foregoing, if GTE exercises its right to require the return of such Service or Work Product and terminates GENUITY's right to use the same, to the extent permitted by applicable law, GENUITY may retain and continue to use such Service Work Product to the extent GENUITY agrees in writing to defend and indemnify GTE for any and all expenses, costs and liabilities associated with such continued possession and use of such Service or Work Product. The foregoing sets forth GTE's sole and exclusive obligations, and GENUITY's sole remedies, for infringement of intellectual property by Services or Work Product.

     (g)  Conditions.  The indemnification obligations set forth in this Section
          ----------
          shall not apply unless the party claiming indemnification: (i) notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify shall only relieve the indemnitor of its obligations under this Section if and to the extent that the indemnitor is prejudiced thereby; and (ii) gives the other party full control of the response thereto and the defense thereof, including any agreement relating to the settlement thereof. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor's cost and expense. The indemnitor shall not be responsible for any settlement or compromise made without its prior written consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was obligated to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

12.  LIMITATION OF LIABILITY.

     (a)  General.  A party's and its affiliates' liability arising out of or
          -------
          relating to a Statement or Statements of Work and this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall in no event exceed the lesser of (i) the price to be paid to GTE for the completed Statement of Work (whether set out as a fixed price, estimated price, not-to-exceed amount, or other similar expression of the total price for the work to be performed under the Statement of Work); or (ii) the amount actually paid by GENUITY to GTE for the particular Statement of Work from which the claim arises. The limitation in the immediately preceding sentence does not apply to a party's obligations under the Sections entitled Indemnification and Confidential Information, nor does it apply to willful misconduct or gross negligence on the part of a party.

     (b)  Limitation.  EXCEPT FOR BREACHES RELATED TO CONFIDENTIAL INFORMATION,
          ----------
          NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOST PROFITS OF ANY KIND WHATSOEVER EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     (c)  Benefits Under Licenses.  Anything contained herein to the contrary
          -----------------------
          notwithstanding, this Agreement shall not constitute an agreement to start work, to provide Services or Work Product or to make available to GENUITY the benefits under any agreement, license or arrangement if doing so without the consent of and/or payment to another party thereto would constitute a breach thereof or in any material way affect the rights of GTE thereunder, unless and until such consent is obtained and payment, if any, made to such party by GTE, provided however, that GTE will use commercially reasonable efforts to secure such consents and benefits under any such agreement or arrangement. If GTE cannot: (i) obtain such consent; or (ii) GTE and the third party vendor cannot agree on a commercially reasonable payment, if such is required, or (iii) if providing the Services or Work Products or making the benefits under any such agreement, license or arrangement available would materially affect GTE's rights thereunder, GTE shall not be required to provide any Services or Work Products which are dependent upon such agreement, license or arrangement. GENUITY may, however, obtain the requisite license or rights, or pay such fees necessary for GTE to provide the Services.

13.  CHANGES IN MANNER OF PROVIDING SERVICES.

     GENUITY acknowledges that GTE and its affiliates may in the future determine to outsource certain information technology functions or perform such functions using different computer software operating systems or applications. These changes may prevent GTE from providing certain Services or Work Products to GENUITY pursuant to this Agreement in the manner in which they have been provided prior to such change. In the event GTE determines to take any such action, it will provide GENUITY with one hundred twenty (120) days prior written notice and will cooperate with GENUITY to enable GENUITY to continue to receive any affected Services and Work Products through arrangements with GTE's outsource providers or through conversion of GENUITY data for use on such operating systems or applications. In the event GTE determines to make such changes, GENUITY shall have the right to terminate this Agreement or any affected STATEMENT OF WORK without any liability or penalty. Any customizations requested by GENUITY within or to the systems utilized by GTE to provide the Services shall be at GTE's discretion. GENUITY shall be required to pay the mutually agreed upon cost of such customizations.

14.  INSURANCE.

     (a)  Coverage.  GTE agrees to maintain in full force and effect during the
          --------
          term of this Agreement, and so long as the indemnity obligations hereunder are in effect, for GTE the following minimum insurance coverages: (i) Worker's Compensation and Occupational Disease covering GTE's full liability under the Statutory Workers' Compensation Laws for the state in which the Service is being performed; (ii) Employer's Liability Insurance in the minimum amount of $100,000 per accident, $100,000 disease per employee, and $500,000 disease aggregate; (iii) General Liability Insurance -Broad Form, including, but not limited to GTE's Protective Liability, Blanket Contractual Liability and Products Liability/Completed Operations in the minimum amounts of $1,000,000 per occurrence; and (iv) If the use of motor vehicles is required, comprehensive Motor Vehicle Liability Insurance to include, but not limited to owned, non-owned, leased, and hired vehicles in the minimum amounts of $1,000,000 combined single limit per occurrence for Property Damage and any accident resulting in bodily injury or the death of one or more persons, and the consequential damages arising therefrom.

     (b)  Certificates of Insurance.  Certificates of Insurance, incorporating
          -------------------------
          the above-described endorsements, shall be furnished to GENUITY upon request.

15.  REPRESENTATIONS AND WARRANTIES.

     GTE represents, warrants, and covenants to GENUITY that:

     (a) In performing Services, GTE shall comply with all applicable laws, codes, ordinances, orders, rules and regulations of local, state, and federal governments and agencies and instrumentalities, including, but not limited to, applicable wage and hour, safety and environmental laws, and all standards and regulations of appropriate regulatory commissions and similar agencies.

     (b) All Services furnished by GTE shall be performed by qualified personnel at a level of professional performance standard within the industry in which the Services are provided.

     (c) GTE has all rights and licenses to perform the Services contemplated by this Agreement and any Statement of Work incorporated herein.

     (d) THE WARRANTIES IN THIS SECTION 15 AND ANY WARRANTY IN A STATEMENT OF WORK, BUT ONLY IF SPECIFICALLY IDENTIFIED AS AN EXPRESS WARRANTY IN SUCH STATEMENT OF WORK (INCLUDING SERVICE LEVEL AGREEMENTS), ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF

          MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT. Except for the warranties expressly set forth in this Section 15 and any Statement of Work, GENUITY acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder.

     (e) All representations, warranties and covenants of GTE contained in this Section shall continue for the term of this Agreement and shall survive its termination.

16.  ASSIGNMENT AND SUBCONTRACTING.

     (a) Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided that GTE may delegate all or any portion of its obligations to perform Services under this Agreement to one or more of its affiliates or either party may assign to any affiliate without the consent of the other party.

     (b) GTE may use subcontractors to perform the Services under this Agreement as specified in Section 1(d). GTE shall be responsible for the fulfillment of its obligations hereunder, notwithstanding the performance of such obligations by its subcontractors.

17.  EQUAL EMPLOYMENT.

     (a)  General Compliance.  Without limitation of Section 18, COMPLIANCE WITH
          ------------------
          LAWS, each party shall comply with applicable laws concerning employment, including, but not limited to the following, which are incorporated herein by specific reference:

          (1) The Equal Employment Opportunity Clause set forth in Section 202, paragraphs I through 7, of Executive Order 11246, as amended, relative to Equal Employment Opportunity and the implementing Rules and Regulations of the Office of Federal Contract Compliance (hereinafter referred to as "the OFCCP") relating to equal employment opportunity.

          (2) The Affirmative Action Clause set forth in Section 60-741.4 of the Affirmative Action Regulations on Handicapped Workers, issued by the OFCCP pursuant to Section 503 of the Vocational Rehabilitation Act of 1973, as amended.

          (3) The Affirmative Action Clause set forth in Section 60-250.4 of the regulations issued by the OFCCP under Section 402 of the Vietnam Era Veteran's Readjustment Assistance Act of 1974.

          (4)  Public Law 95-507 and Executive Orders 11625 and 12138.

          (5) The Immigration Reform and Control Act of 1986 and any and all rules and regulations pertaining thereto. In compliance with the Act, GENUITY requires all approved contracting firms to supply only persons authorized to work in the United States pursuant to the Act. GTE shall be responsible for complying with the Act with regard to all employees supplied to GENUITY.

          (6) Title I of the Americans with Disabilities Act, 42 U.S.C.A. 12101 et seq.
                     ------

     (b)  ADA.  If any persons furnished by either party under the Agreement or
          ---
          any Statement of Work have a disability as defined in the Americans with Disabilities Act, 42 U.S.C.A. 12101 et seq. (the ADA), the furnishing party shall, where required by Title I of the ADA and at its sole expense, provide "reasonable accommodations" that may be required under Title I of the ADA. If GTE performs Services at facilities operated by GENUITY, GENUITY shall be responsible, at its sole expense, for any physical changes to GENUITY's facility that may be required under the ADA with respect to persons utilized by GTE in performing the Services.

     (c)  Work Environment.  Both parties agree to provide a work environment
          ----------------
          free from all forms of sexual harassment, including but not limited to, any unwelcome sexual advances, requests or demands for sexual favors, and other visual, verbal, or physical conduct of a sexual nature.

18.  COMPLIANCE WITH LAWS.

     GTE and GENUITY shall each comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in fulfillment of their obligations under this Agreement. The Confidential Information of each party may be subject to U.S. export and foreign transactions control regulations. Each party undertakes that it will not export, nor cause nor permit to be exported, the other party's Confidential Information out of the United States of America without such other party's prior written consent and without compliance with applicable law and regulation; nor will such Confidential Information be made available, directly or indirectly, for use in any project associated with the design, development, production, testing, stockpiling or use of: (a) nuclear weapons or facilities to produce nuclear explosives; or, (b) missiles; or, (c) chemical or biological warfare agents. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

19.  PLANT WORK RULES AND RIGHT OF ACCESS.

     (a)  Compliance.  Employees, subcontractors, and agents of the parties,
          ----------
          while on the premises of the other, shall comply with all plant rules, regulations and reasonable company standards for security, including (when required by U.S. government regulations) submission of satisfactory clearance from U.S. Department of Defense and other federal authorities concerned.

     (b)  Access.  Each party shall permit reasonable access during normal
          ------
          working hours to its facilities that are used in connection with the performance of Services. No charge shall be made for such visits. Reasonable prior notice shall be given when access is required.

     (c)  Limitation on Access.  If either party is given access, whether
          --------------------
          on-site or through remote facilities, to any computer or electronic data storage system of the other party in order to accomplish the Services called for in this Agreement, the party that receives such access shall limit such access and use solely to perform Services within the scope of this Agreement and shall not access or attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to accomplish the Services required under this Agreement. Under no circumstances shall either party's personnel access any networks or facilities of the other party for the purpose of accessing other external networks, nor shall any such capabilities for such access be published or made known via any medium, as for example and not by way of limitation, posting on bulletin boards or E-mail. Any such use or publication shall be a material breach of this Agreement. Neither party shall use back doors, data capture routines, games, viruses, worms, or Trojan horses and any intentional introduction of such into the other party's data networks shall be deemed a material breach of this Agreement. The party receiving access shall limit such access to those of its employees whom the other party has authorized in writing to have such access in connection with this Agreement or the applicable Statement of Work, and shall strictly follow all security rules and procedures for use of the providing party's electronic resources. All user identification numbers and passwords and any information obtained as a result of access to and use of a party's computer and electronic data storage systems shall be deemed to be, and shall be treated as, Confidential Information under applicable provisions of this Agreement. Each party agrees to cooperate with the other in the investigation of any apparent unauthorized access to a party's computer or electronic data storage systems.

20.  GENUITY RESPONSIBILITIES.

     GENUITY agrees to perform in a timely fashion those tasks, and to provide the personnel, facilities and accurate information as agreed by the parties and set forth in the applicable Statement of Work. GENUITY further agrees to cooperate with GTE in its performance of this Agreement, to not unreasonably withhold its consent to any matter for which consent is required or requested.

21.  PERMITS.

     Unless otherwise specifically provided for in this Agreement, GTE shall obtain and keep in full force and effect, at its expense, any permits, licenses, consents, approvals and authorizations ("Permits") necessary for and incident to the performance and completion of the Services. Notwithstanding the foregoing, GENUITY shall obtain and keep in full force and effect, at its expense, any Permits related to its facilities and the conduct of its business.

22.  PUBLICITY.

     The parties agree to submit to one another, for prior written approval, all advertising, sales promotion, press releases and other publicity matters relating to the Services performed pursuant to this Agreement, when its respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied. The parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Any approval required under this Section shall not be unreasonably withheld or delayed by either party.

23.  TRADEMARKS, TRADENAMES AND OTHER INTELLECTUAL PROPERTY.

     Except as expressly set forth in this Agreement or in a separate written agreement between GTE and GENUITY, nothing in this Agreement or any Statement of Work shall grant, suggest or imply any right, license or authority for one party to use the name, trademarks, service marks, trade names or domain names of the other for any purpose whatsoever. Except and to the extent expressly set forth in this Agreement or in a separate written agreement between GTE and GENUITY, nothing in this Agreement or any Statement of Work shall be deemed to grant to either party any right or license under any intellectual property of the other party.

24.  TERMINATION.

     (a)  Termination Events.  Either party may terminate or cancel this
          ------------------
          Agreement or any Statement of Work, effective immediately, upon written notice to the other party, if any of the following events occur:

          (1) The other files a voluntary petition in bankruptcy (other than as creditor).
          (2)  The other is adjudged bankrupt.

          (3) A court assumes jurisdiction of the assets of the other under a federal reorganization act.

          (4) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other.

          (5)  The other becomes insolvent or suspends its business.

          (6) The other makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.

     (b)  Termination for Breach.  Either party may terminate or cancel this
          ----------------------
          Agreement or a Statement of Work, for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination or cancellation may be made only following the expiration of a thirty (30) day period ("Cure Period") during which the breaching party has failed to cure such breach after having been given written notice thereof. In such event, the non-breaching party may terminate by giving 10 days written notice of termination, after the expiration of the Cure Period.

     (c)  Termination for Convenience.  GENUITY may terminate this Agreement
          ---------------------------
          or a Statement of Work during the term of this Agreement or a Statement of Work, for convenience on one hundred twenty (120) days prior written notice to GTE. In the event of termination by GENUITY pursuant to this Section, prior to the end of the term, GENUITY will reimburse GTE for all GENUITY-approved, third party costs for equipment or software which have been incurred by GTE after the execution of this Agreement as a direct result of GTE's provision of Services under this Agreement or any Statement of Work, provided that GENUITY shall be entitled to any right, license or title related to any such equipment or software to the extent GTE has the ability to convey such right, license or title.

     (d)  Termination under Statement of Work.  Statements of Work may be
          -----------------------------------
          terminated as set out under their specific terms, if different from those set out in (a), (b) and (c) above.

25.  NOTICE.

     Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means that obtain a written acknowledgment of receipt. If the notice pertains to a STATEMENT OF WORK performed by any of the following entities notice shall be sent to the applicable company addresses shown below, which may be changed by written notice:

     To GTE SERVICE CORPORATION:
               1255 Corporate Drive
               Irving, Texas 75038
               Attention:__________

     To GTE DATA SERVICES INCORPORATED:
               One East Telecom Parkway
               Temple Terrace, Florida 33637
               Attention:____________

     To GTE CONSOLIDATED SERVICES INCORPORATED:
               1255 Corporate Drive
               Irving, Texas 75038
               Attention:___________

     To GTE COMMUNICATION SYSTEMS INCORPORATED:
               5616 High Point
               Drive, Irving, Texas 75038
               Attention:_____________

     To GENUITY:
               3 Van de Graaff Drive
               Burlington, Massachusetts 01803
               Attention:_____________

     Notice shall be deemed to have been given or made when actually received, as evidenced by written acknowledgment of receipt.

26.  WAIVER OF TERMS AND CONDITIONS.

     Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

27.  SEVERABILITY.

     Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforecable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

28.  SURVIVAL OF OBLIGATIONS.

     The provisions in the Agreement relating to Confidentiality, Indemnification, Dispute Resolution, Termination, Compensation and Billing, Limitation of Liability, and Insurance shall survive any termination, cancellation or expiration of this Agreement.

29.  APPLICABLE LAW.

     This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

30.  NO UNREASONABLE DELAY OR WITHHOLDING.

     Where agreement, approval, acceptance, consent or similar action by GENUITY or GTE is required, such action shall not be unreasonably delayed or withheld.

31.  ENTIRE AGREEMENT

     This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supercedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Exhibits, Addenda and Statements of Work issued hereunder.

32.  RULES OF INTERPRETATION

     Headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified, (i) the terms "hereof", "herein" and similar terms refer to this Agreement as a whole and (ii) references herein to "Sections" refer to parts or sections of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives.

Genuity Solutions Inc.                  GTE Service Corporation


By:_____________________                By:_______________________
Name:___________________                Name:_____________________
Title:__________________                Title:____________________
Date:___________________                Date:_____________________

                                                                    ATTACHMENT 1

                               STATEMENT OF WORK

                    ACCOUNTING AND CASH PROCESSING SERVICES
                    ---------------------------------------


This Statement of Work is appended to the Transition Services Agreement ("Agreement") dated ______________ by and between Genuity Solutions Inc. and GTE Service Corporation and shall be governed by the terms and conditions thereof. The services described herein shall be provided for a period of eight (8) consecutive months after the Effective Date of the Transition Services Agreement.

The purpose of this SOW is to provide for the transition of a variety of accounting related services, since Genuity will not initially have in place the infrastructure necessary to perform the services. The services as described in this SOW relate to accounts payable, payroll, cash processing, and asset accounting. Genuity desires to retain GTE to provide these services during a transitional period while Genuity prepares itself to handle these services independently of GTE.

Genuity understands and acknowledges that GTE plans to fulfill its obligations hereunder utilizing the systems ("Systems") set out in the attached Exhibit A to this Statement of Work, and agrees not to change its systems such that its systems become incompatible with such Systems as long as this Statement of Work is effective.


                           ACCOUNTS PAYABLE SERVICES


As requested, and at the discretion of Genuity, GTE will provide the following Accounts Payable services:

1.   Perform all invoice and expense report processing for Genuity.

     . Invoices for purchase order related items are mailed directly to Accounts Payable Shared Services Center ("AP/SSC") from the vendor.

     . Expense reports and miscellaneous purchases are input into the system by the originator, then approved by the appropriate supervisor/manager and mailed to the AP/SSC.

     . Expense reports are electronically processed, from submission to notification.

     . Genuity electronic files are transmitted by Genuity and uploaded into system by accounts payable ("A/P").

2. Work with Genuity purchasing group as required on issues related to payment of purchase order related invoices, including resolution of invoices that do not meet existing criteria for payment.

3.   Print and distribute all checks for Genuity vendors nightly.

     . Maintain appropriate level of security for the equipment and check stock.

4. Perform vendor maintenance function to add new vendors and/or employees to the vendor file or change address information as needed. Mail out W-9 forms to all new vendors to obtain vendor's tax identification.

5.   Prepare 1099 forms at year-end.

6.   Administer field checking accounts for checks written at field locations.

     . Maintain log of authorized check locations and signature file for each account.
     . Print blank check stock and supplies to check locations when requested.

7.   Perform general ledger account reconciliations and bank reconciliations.

8. Perform stop payment requests and provide status of checks as requested. Deposit vendor checks, refunds, returned checks, and other checks directly to the Genuity bank account and perform accounting accordingly.

9. Establish and maintain recurring payments for leased property and other recurring items.

10. Coordinate requirements for bank wire transfer payments in both foreign currency and US. Payments in foreign currency are coordinated with treasury department, which determines the exchange rate and provides the amount back to A/P in US dollars to journalize the transaction.

11. All Genuity vouchers exceeding $150,000 will be reviewed prior to payment for compliance with Genuity payment policies and procedures. In addition, a post processing sample audit of approximately 8% of employee expense reports and 2% of other vouchers will be reviewed for compliance with Genuity's policies and procedures.

12. Perform Electronic Funds Transfer ("EFT") for vendors and direct deposit for reimbursement of employee expense reports.

13. Retain expense detail data as required by law that supports all required tax and regulatory obligations.

14.  Provide A/P payment services for international vendors.

     .    Foreign currency payment process
     .    General Ledger Accounting

15. Cash management of payment cycles (i.e. vendor terms and year-end payment processing) as determined by Genuity.

16.  Process A/P adjustment forms for Prism related data changes.

17.  Provide ad-hoc vendor reporting.

18.  Provide Genuity representatives electronic access to A/P scanned records.

19.  Provide state and use tax accruals set up and processing.

GTE will provide the following metrics to Genuity relating to accounts payable
------------------------------------------------------------------------------
services:
--------

1.   Invoice and expense report volumes.
     . Provide monthly invoice and expense report volumes within 5 days following monthly expense cutoff.

2. Average days to process invoice and expense reports through the standard and PME (procurement, match and error) queues.

     . Until mechanical tracking is available, approximately 25 Genuity invoices/expense reports per week will be sampled to determine the average processing time. This information will be provided monthly within 5 days following expense cutoff. Mechanical tracking capability has been requested, and once functionality is available, will track processing time for all invoices and expense reports.

3.   Processing and response times on electronic feeds.
     . A schedule will be developed (by A/P and system team) that will be provided to Genuity each day and a cumulative monthly summary showing files sent into The system by Genuity (including the date and timing of the transmission) and the date and times these files were actually processed into The system. Genuity will be required to notify both A/P and system processing each day of the number and kinds of files sent to verify that all files sent were actually received. This process is planned to be in place by May 1, 2000.

4. General Ledger account reconciliations shall be prepared monthly by the 15/th/ day of the second month following month end. (i.e. by August 15 for the month of June.)

Genuity's Responsibilities with respect to Accounts Payable Services:
---------------------------------------------------------------------

Genuity shall provide all information/instructions regarding processing and payment of invoices and expense reports.

Pricing Structure for Accounts Payable Services:
------------------------------------------------

Genuity shall pay GTE at the rate of $3.05 (three dollars and five cents) per voucher or expense report for the first 250,000 vouchers and expense reports processed in the 12-month period following the effective date of this Statement of Work. During this 12-month period, vouchers and expense reports exceeding 250,000 and up to 500,000, shall be charged at the rate of $1.80 each (one dollar and eighty cents). If the annual volume exceeds 500,000, a revised charge per voucher shall be negotiated by GTE and Genuity. If no agreement can be reached, GTE shall not be required to process vouchers in excess of 500,000 per year.

Changes or requests that necessitate the use of manual efforts instead of current system processes, or up-front meetings, conference calls, training, consulting, or other similar services to be billed at the rate of $25.00 (twenty-five dollars) per hour, plus any travel related costs if appropriate.

Any system cost increases attributable to Genuity, imposed by third party vendors due to systems changes desired by Genuity such as license or user fees, programming fees or maintenance fees, shall be paid by Genuity.

Programming/system work for new requirements or changes in systems to be billed separately.


                               PAYROLL SERVICES

As requested, and at the direction of Genuity, GTE will provide the following payroll services:

1.     Printing and distribution of payroll checks and advices.

2.     Manual checks provided as required.

3. Calculate payment to employees based on a standard 40/80 hours each pay-period.

4. Process exception time reported (overtime, shift hours and differential, on call hours and other work hours). Submission of exception information, via the time entry system or by direct feed from the Employee Time Reporting ("ETR") system into The system, is the responsibility of Genuity. Submission between any other electronic file format or means must be previously agreed to by Genuity and GTE.

5.     Process direct deposits.

6.     Process payroll taxes, including Federal, State and Local.

7. Process employee deductions sent to the payroll center for inclusion in employee master file. Any change to existing benefits or third party vendors, or not flowing this information through the Quincy Processing Center in the same manner as is done as of the date hereof, will require programming and processing changes. These deductions include:
       .      Bond deductions
       .      Union dues
       .      Health Clubs
       .      Garnishments, Child support, Bankruptcy, IRS Levy deductions, and other
              such deductions
       .      United Way deductions
       .      Savings and Investment deductions (401K) from Fidelity
       .      FRP Plans - from Hewitt
       .      Insurance deductions - from Hewitt/KVI/MetLife
       .      Other miscellaneous deductions

8. Process all additional earnings as transmitted to payroll center for payment and recording in employee earnings. Any change of outside vendors providing this information or not transmitting this information through the Quincy Processing Center in the same manner as is done as of the date hereof will require programming and processing changes. These items include:

     .  Awards
     .  Discretionary Bonus
     .  Incentive Compensation payments
     .  Sales Incentives
     .  Retroactive payments
     .  Choices earnings - from Hewitt
     .  High Housing cost allowances
     .  Cost of Living adjustments
     .  Field Premiums
     .  Site Allowances
     .  Per Diem
     .  Sign on Bonus
     .  Option exercise earnings from Smith Barney
     .  Imputed Income
     .  Tuition aid
     .  Military pay/jury duty
     .  Other, as required

9.   Process Credit Union or Bank additions/changes/deletions.

10. Process any termination pay, including vacation, retirement pay or other termination pay.

11.  Process vehicle allowance or usage for personal or company owned vehicles.

12.  Process tax gross-ups when required.

13.  Maintain earnings and deduction codes tables.

14. Payment of employee deductions to appropriate vendors via check request to Accounts Payable. If A/P is not used by Genuity, programming and processing changes will be required.

15.  Process W-4s submitted by employees to payroll center.

16.  Provide all W-2 reporting requirements.

17.  Maintain check distribution codes.

18.  Reconcile payroll accounts.

19. Transmit journal entry file per established schedule on system web page, to Genuity monthly to update its General Ledger.

20. Process employee master file updates into payroll system when received from HR system.

21. Continue to provide current system generated payroll reports. Assist Genuity employees in determining RAMIS system report requirements.

22. An employee rate file will be transmitted daily (or as required) back to Genuity with adds/changes/deletes of employee rates for use in Genuity cost systems.

23. Retain all data as required by law that supports normally required tax and regulatory obligations.

24. Transmit journal entry file to Genuity biweekly for 401(k) employee match to update Genuity's general ledger.

25.  Reconcile all payroll interface and outerface files.

26. Reconcile/provide summary funding report as required for treasury on Wednesday of pay-week.

27. Provide appropriate system access to Genuity payroll personnel consistent with access as of the date hereof. (Additional access requirements will need to be coordinated with, and approved by HR/PR and system security.)

28. Provide unemployment services with Gates MacDonald and keep rates updated in payroll system. (A vendor change will require programming and process changes.)

29. Provide employment verification and mortgage verification via TALX system. (Assumes Genuity contracts with TALX for this service. Changing the vendor will require programming and processing changes.)

GTE will provide the following metrics to Genuity with respect to payroll services:

1. Number of employees supported - based on average number of employees per pay period each month in a format to be mutually agreed upon by the parties.

2.   Number of manual checks each month to Genuity employees
     .  Number of checks
     . Reason for manual checks (i.e. legal requirements, payroll error, time release issue, other reasons.)

3. General Ledger account reconciliations prepared monthly by the 15/th/ day of the second month following month end. (i.e. by August 15 for the month of June)

Genuity's Responsibilities with respect to Payroll Services
-----------------------------------------------------------

Genuity is responsible for providing all information and data required for GTE to perform its duties hereunder including, but not limited to, all employee information, changes, pay information and other information through The human resource systems (including benefit providers).

Pricing Structure with respect to Payroll Services
--------------------------------------------------

Genuity shall pay GTE at a rate of $10.72 (ten dollars and seventy-two cents) per employee supported per month. All manual checks that are not the result of legal requirements or payroll error are to be billed at the rate of $20.00 (twenty dollars) per check for the first 50 manual checks each month, $25.00 (twenty-five dollars) per check for the next 100 manual checks each month, and $30.00 (thirty dollars) per check for all manual checks for the month exceeding 150, plus shipping and handling.

Changes or requests that necessitate the use of manual efforts instead of system processes in effect as of the date hereof, or up-front meetings, conference calls, testing, training or consulting to be billed at the rate of $25.00 (twenty-five dollars) per hour, plus any travel related costs if appropriate.

Any system cost increases attributable to Genuity, imposed by third party vendors due to systems changes desired by Genuity such as license or user fees, programming fees or maintenance fees, shall be paid by Genuity.

Programming/system work for new requirements or changes in systems to be billed separately.

                           CASH PROCESSING SERVICES

As requested, and at the direction and under the policies developed and provided by Genuity, GTE will provide the following administrative cash processing services:

1.   Funding and Liquidity:

     . Support and assist with bank selection process and negotiation of terms and conditions of bank facilities.

2.   Daily Cash Processing:

     . Electronically poll banks to obtain balance and transaction data and report same to Genuity
     . Concentrate cash flows from all sources pursuant to Genuity's instructions
     . Transmit payment of all obligations via wire, ACH, EDI (including funding payroll and accounts payable) authorized by Genuity
     . Administer short-term borrowing/investing activities pursuant to Genuity's policies and directions
     . Provide efficient treasury management workstation which integrates and facilitates daily cash management and related accounting services/activities
     .  Provide cash activity research, as requested
     .  Provide supporting information and documentation to Genuity

3.   Cash Accounting and Reporting:

     .  Balance, journalize and upload:
        .  Receipts, disbursement transactions
        .  Temporary cash investments
        .  Short-term debt transactions

        .  Long-term debt transactions
        .  Accruals, as necessary, related to the above
     .  Provide supporting information and documentation to Genuity
     . Process transactions and maintain/provide documentation for payable and receivable transactions between and among Genuity subsidiaries and affiliated companies

4.   Bank Account Maintenance and Administration

     . Provide routine bank account maintenance pursuant to Genuity banking resolutions, policies and direction:
        .  Open/close accounts
        .  Maintain accurate authorized signatory records and resolutions
        .  Ensure Genuity-directed internal controls are carried out
        . Monitor efficiency of bank account structure and recommend changes for Genuity consideration, as needed

5.   Foreign Currency Exchange Transactions

     . Maintain mechanized system for spot transactions under $250,000 . Execute foreign exchange, futures, and options transactions
     .  Prepare foreign exchange drafts and initiate wires

6.   International Project Finance

     . Consult/advise on alternative sources of financing (OPIC, Exim, World Bank, and others)
     . Provide support and assistance in executing international financing strategies

Genuity Responsibilities with respect to Cash Processing Services
-----------------------------------------------------------------

Genuity shall be responsible for providing instructions, policies, guidelines, and board resolutions where applicable, and for selecting and maintaining banking relationships such that GTE can perform its duties hereunder.

Pricing Structure with respect to Cash Processing Services
----------------------------------------------------------

Genuity shall pay GTE a one-time initial set-up fee of $11,000 (eleven thousand dollars).

Genuity shall pay GTE an annual fee of $265,000 (two hundred sixty-five thousand dollars) payable in monthly installments in arrears, for provision of the Cash Processing Services described above in items 1-5 for the 12 month period following the effective date of this Statement of Work.

Genuity shall pay any and all bank fees incurred by GTE on behalf of Genuity in the course of delivering Services under this Statement of Work.

Genuity shall pay the following hourly rate for any Cash Processing Services outside the scope of items 1-6 described above, including but not limited to consulting or vendor transition services provided in the event Genuity elects to utilize an alternative vendor at a later time: $65.00 (sixty-five dollars) per hour.

Genuity shall pay the following hourly rate for Services under 6 above (International Project Finance): $100.00 (one hundred dollars) per hour.

Any system cost increases attributable to Genuity, imposed by third party vendors due to systems changes desired by Genuity such as license or user fees, programming fees or maintenance fees, shall be paid by Genuity.

                           ASSET ACCOUNTING SERVICES

GTE will provide the following asset accounting services for Genuity through its Fixed Asset Shared Service Center:

Processes
---------

1.   Create asset detail records (monthly settlement procedures)
     . Account for (settle) labor, material and overhead costs in accordance with settlement rules created by Genuity.
     . Account for (settle) final assets, via manual or mechanical process for labor and materials costs, from internal orders and work breakdown structures ("WBS's") - Triggering of the settlement process will based upon one of the following:
        .  Technical close of an internal order ("IO") or WBS by Genuity
        .  Settlement rules established by Genuity
        . Review of monthly "blanket" IO's and WBS's as identified by Genuity . Receipt of summary information via TIMS system
        .  Receipt of notification of acceptance of Qwest Fiber segment
     . Account for (settle) capital dollars relating to assets under construction during the month end close as directed by Genuity.

2. Process transfers between locations, cost centers, and intra-legal entity company codes based upon input through the plant maintenance module and manual forms submitted by Genuity. Maintain documentation demonstrating support for the transfer of assets to Genuity defined standards.

3. Calculate interest during construction amounts based upon Genuity policies and procedures, and place amounts into service based upon Genuity notification, or other established process.

4. Process affiliate transfers (between Genuity legal entities) based upon information from Genuity. Maintain documentation demonstrating support for the transfer of assets to Genuity defined standards.

5. Process retirements of assets based upon information supplied by Genuity. Maintain documentation supporting the retirement of assets to Genuity defined standards.

6. Record proceeds from the sale of assets, based upon cash receipts information booked by Genuity.

7. Generate depreciation expense monthly according to the Genuity established calendar, including:
     .  Running system depreciation program
     .  Addressing any errors and posting to the general ledger
     .  Reconciling and resolving any sub-ledger to general ledger discrepancies

8.   Perform year-end rollover processes.

Data Maintenance
----------------

1.   Maintain and update location code information as required by Genuity.

2. Maintain adequate data to support internal and external audit requests along with tax and insurance requirements, in accordance with Genuity policies and procedures.

Reporting
---------

1. Ensure access to monthly activity reports including asset history sheets with acquisition, transfer, retirement and depreciation information.

2.   Ensure access to month end asset detail positions.

3.   Support ad-hoc reporting requests from Genuity.

4. Provide required reporting for year-end tax processes plus required property tax and insurance reporting, as defined by the Genuity tax and insurance groups.

5. Provide reconciliations of all asset accounting tracked accounts and procedures (i.e., interest during construction) monthly by the 15/th/ of the month.

Ad-hoc Services
---------------

1. Maintain lease term schedule for leasehold information based upon information from the facilities group.

2.   Support capital lease related requirements for tracking and reporting.

3. Support revaluations of assets and other like special projects as required by Genuity.

4.   Supply supporting documentation as maintained.

5. Work with the system development team to implement any Genuity or GTE desired upgrades or enhancements involving the system fixed asset module.

6. Support audit requests (including interface with other shared service centers ("SSC's") for external and internal audit groups, including system and process reviews, and sample detail testing in accordance with pre-defined schedules.

Service Level Standards
-----------------------

1. All assets under construction ("AUC") amounts that are triggered (under Processes-first section above) for transfer to final assets by the 15/th/ of the month are expected to be depreciable assets for the given month end close. Any items not processed are to be reported through a backlog tracking process.

2. Asset records will be created to the level of detail procedurally defined by Genuity.

3. Transfers, retirements, sales and affiliate transactions are transmitted to the SSC by the 15/th/ of the month and are expected to be booked prior to the given month end close.

4.  Location database updates will be provided on a 24-hour turnaround.

5. A depreciation roll-forward is expected for each month by the 3/rd/ business day after the posting of depreciation. This roll-forward should document the change in depreciation by company code broken out by the impact of additions, fully depreciated assets, and retirements.

6. Support document retrieval for records on transfers, affiliate sales, and retirements will be provided on a 48-hour turn-around basis.

Pricing Structure with respect to Asset Accounting Services:
------------------------------------------------------------

Genuity shall pay GTE a monthly fee of $42,000 for the Services described herein.

Changes or requests that necessitate the use of manual efforts instead of current system processes, or up-front meetings, conference calls, training, consulting, or other similar services to be billed at the rate of $25.00 (twenty-five dollars) per hour, plus any travel related costs if appropriate.

Any system cost increases attributable to Genuity, imposed by third party vendors due to systems changes desired by Genuity such as license or user fees, programming fees or maintenance fees, shall be paid by Genuity.

GTE SERVICE CORPORATION                      GENUITY SOLUTIONS INC.


By:___________________________               By:________________________

Title:________________________               Title:_____________________

Date:_________________________               Date:______________________

Exhibit A


Note: The sheets included in the Excel worksheet file referenced above are attached to this document immediately following this page.

                               STATEMENT OF WORK
                               -----------------

                           HUMAN RESOURCES SERVICES
                           ------------------------

This Statement of Work ("SOW") is appended to the agreement dated ____________, 2000, by and between Genuity Solutions Inc. ("Genuity") and GTE Service Corporation ("GTE") and shall be governed by the terms and conditions thereof. The services described herein shall be provided by GTE to Genuity for a period of three months beginning on the date of the agreement.

SUMMARY:

GTE administers human resources matters in an efficient and centralized manner and wishes to make this administrative expertise available to Genuity so that employees experience an orderly transition from GTE to Genuity. Similarly, Genuity wishes to retain access to certain aspects of GTE's human resources administrative expertise until such time as Genuity can develop its own expertise in this area. Accordingly, GTE and Genuity are entering into this SOW, which will govern the parties' relationship with respect to various human resources matters, including employee benefits services, general human resources administrative services, employee data warehousing, development of a company intranet, health and welfare benefits funding matters, and development of a benefits delivery system. By its terms, this SOW will govern the parties relationship in this regard for a period of three months from the date of the agreement between GTE and Genuity. However, it is anticipated that this SOW will be extended through December 31, 2000. Under the terms of this SOW, GTE shall have no role in hiring or terminating Genuity employees.

EMPLOYEE BENEFITS SERVICES:

For the purposes of this document, "Employee Benefits Plans" is comprised of, and limited to the following: CHOICES health, dental, disability, FRP, HMO, DHMO, Life Insurance, AD&D, prescription, vision, adoption assistance, personal lines of insurance, survivor support programs and long term care.

1. Provide assistance to Genuity on an as needed basis in performing various administrative functions under employee benefit plans.

     . Consult with Genuity on administrative interpretations of employee benefit plan provisions.

     . Provide Genuity with information regarding historical practices with regard to employee benefit plan administration.

Note:  The above benefits-related information is not accessible via a GTE web
                                                 ---
site.

Genuity's Responsibilities with respect to Employee Benefits Services
---------------------------------------------------------------------

Genuity understands and agrees that any involvement by GTE with Genuity's employee benefit plans will be in an advisory or consultative capacity and not
                                                                           ---
in a fiduciary capacity. This includes, but is not limited to the Claims and Appeals processes. As between GTE and Genuity, all fiduciary responsibility and accountability remains at all times with Genuity.

Genuity will act as the point of contact with all vendors for any matter relating to fiduciary and plan design issues, with GTE acting merely in an advisory or consultative capacity. GTE will act as the point of contact with all vendors for all other issues.

Genuity shall provide all information/instruction regarding its employees, employee benefit plans, and vendors as GTE may require to fulfill its obligations.

Genuity agrees to provide a quarterly report of all former GTE employees that terminate or retire from Genuity. This information should be provided to the Director, Executive Compensation Administration and Director, Benefits Administration. This information will be used to ensure these employees receive any appropriate GTE benefits as a result of their prior GTE service.

Pricing Structure for Employees Benefits Services
-------------------------------------------------

GTE COSTS:

Genuity shall pay GTE at a rate of $5,400 per month, plus any travel expenses incurred.

Programming or system work for any employee benefits administrative services to be billed separately at a rate to be mutually agreed upon.

Genuity will pay GTE actual costs incurred resulting from any GTE system modifications for Genuity-specific administrative or plan design changes.

EXTERNAL VENDOR COSTS:

Genuity will pay GTE's costs for any increased vendor charges (directly to the vendor, unless otherwise specified) associated with Genuity-specific administrative or plan design changes. Additionally, Genuity will be invoiced separately for regular, ongoing administrative services provided by vendor, for the exclusive benefit of Genuity.

OTHER HUMAN RESOURCES ADMINISTRATIVE SERVICES

1. Provide assistance to Genuity on an as needed basis in accomplishing various other administrative human resources services including:

     . Training Administration: training registration and scheduling, shipment of training materials and other miscellaneous support for Genuity employees on an as-needed basis;

     .  Educational Assistance Administration;

     .  Relocation Services Administration; and

     . Although no other specific services will be provided by GTE in the areas of Employee Services Operations or Support, other than those specifically described herein, it is anticipated that some amount of transition support, as well various technical support will be required by Genuity on an as needed basis.

Pricing Structure:
-----------------

Genuity will pay actual vendor costs incurred for the delivery of these services and will pay GTE's costs for any increased vendor charges (directly to the vendor, unless otherwise specified) associated with Genuity-specific administrative or plan design changes.

For Training Administration Services, Genuity shall pay GTE at a rate of $25.00 per hour, plus any travel expenses incurred, to be invoiced monthly.

For Employee Services Operations/Support transitional and/or technical support, Genuity shall pay GTE at a rate of $40.00 per hour, plus any travel expenses incurred, to be invoiced monthly.

Programming or system work for any administrative services to be billed separately at a rate to be mutually agreed upon.

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes.

2. Provide support in the area of Workforce Development, specifically related to providing non-strategic course development and delivery on an as-needed basis

Pricing Structure:
-----------------

Genuity shall pay GTE the following rates on an as needed basis:

Programming or system work for any administrative services to be billed separately at a rate to be mutually agreed upon.

                                                       --------------------
                                                               Price
                                                            Per Student
                                                               Hour
---------------------------------------------------------------------------
Sales & Marketing Delivery                              $              40
MMDP (Marketing Mgmt Development Program) Delivery      $              46

Technical Delivery                                      $              15

IT Training                                             $              37

Management Delivery                                     $              30

----------------------------------------------------------------------------

----------------------------------------------------------------------------
Curriculum Maint. & Development ($/curriculum
                                 developer hour)        $              85
(Represents average cost and is subject to adjustment
based on project)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Alternative Delivery License Fees                          Annual Cost
                                              SkillSoft $          71,625
                                  NETg/Smartforce/Other $         262,259
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Leadership Development                                     Per Session
----------------------------------------------------------------------------
                                LDW LD Workshop (1 day) $          14,888
                         LDM LD for Management (3 days) $          56,107
  LDC LD for Coaches & Individual Contributors (2 days) $          20,523
                  LDS LD for Senior Executives (2 days) $          50,512

----------------------------------------------------------------------------

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes or software changes.

3.   Employee Opinion Survey (Viewpoints)

     . Conduct Employee Opinion Surveys on behalf of Genuity utilizing current process and program.

     .   Genuity will be administered as part of the main Viewpoints study.

     . Includes monthly distribution and reporting (approximately 300 per month, 3,600 annually)

Pricing Structure:
-----------------

Genuity shall pay GTE as follows:

------------------------------------------------------------------------------------------------
                                        DUE                             COST
------------------------------------------------------------------------------------------------
 Initial set-up costs including         One Time                        $1,000
 questionnaire and  Internet
 Survey revisions
------------------------------------------------------------------------------------------------
 Basic Study Costs                      Monthly                         $1,200
------------------------------------------------------------------------------------------------
 Printing, paper,                       Monthly                         $  150
 communication, promotion
------------------------------------------------------------------------------------------------
 TOTAL                                                                  One Time: $1,000
                                                                        Ongoing/monthly: $1,350
------------------------------------------------------------------------------------------------

Programming or system work for any employee opinion survey services to be billed separately at a rate to be mutually agreed upon.

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes or software changes.

Genuity's Responsibilities with respect to Other Human Resources Administrative
-------------------------------------------------------------------------------
Services
--------

Genuity understands and agrees that any involvement by GTE with Genuity's other Human Resources Administrative Services will be in an advisory or consultative capacity and not in a fiduciary capacity. As between GTE and Genuity, all
             ---
fiduciary responsibility and accountability remains at all times with Genuity.

Genuity will act as the point of contact with all vendors for any matter relating to fiduciary and plan design issues, with GTE acting merely in an advisory or consultative capacity. GTE will act as the point of contact with all vendors for all other issues.

EMPLOYEE DATA WAREHOUSE DEVELOPMENT AND SUPPORT:

1.   Develop Employee Data Warehouse logical view for Genuity Employees.

     .  Data will be a subset of GTE Employee Data Warehouse data elements

     . Data will initially consist of SAP current and chronological history only

     . The data will be a direct extract from source systems and will have minimal cleanup

     . Connectivity via ODBC will be provided to Genuity who will be responsible for their own reporting tools

2. Maintain Employee Data Warehouse View for Genuity and provide Help Desk support on an as needed basis.

     .  Provide regular feeds to Genuity Employee Data Warehouse View from SAP

     .  Make minor changes to view data elements and structure

     . Maintain security profiles and provide access to the Employee Data Warehouse

     .  Provide first level help desk support for questions on connectivity

     . Provide option to Genuity to incorporate new data elements and functionality in their Employee Data Warehouse view if and when they do become available in the GTE Employee Data Warehouse. The cost will be negotiated separately.

     .  Cost does not include training which will be negotiated separately.

Pricing Structure for Employee Data Warehouse Development and Support:
---------------------------------------------------------------------

The pricing quoted below takes into account the work involved in providing the following services:

Development

Obtain and map required data elements
Create logical data view
Provide load balancing
Test logical data view
User Acceptance Testing (UAT)
Assign security profiles and give users access to view
Provide ODBC connectivity

Annual Support

First level help desk for questions on connectivity
Periodic refresh of view (Periodicity TBC)
Backup and Recovery support
Add new authorized user to view
Add new security profiles

------------------------------------------------------------------------------
          Item                        Cost Category         Total Price
------------------------------------------------------------------------------

 .  Annual Support Costs
    ($3,383/month)                 RECURRING                  $40,590
                                   (ANNUAL)
-----------------------------------------------------------------------------

 .  Development
                                   ONE TIME                   $16,667
-----------------------------------------------------------------------------

 .  Total Price - first year                                  $57,257
-----------------------------------------------------------------------------

Genuity will pay an additional amount to be negotiated separately if it needs any data element not in the current GTE Employee Data Warehouse or additional functionality not outlined in the current document.

HR.GTE.COM:

For the purposes of this document, "HR.GTE.COM" is comprised of, and limited to the following: Intranet Website shell with design, navigation, and Icons, for page levels zero and one.

Assumptions:
1.   No outerface links will be provided under this SOW.
2. No specific content will be included under this SOW. Note: All hr.gte.com content is deemed to be GTE proprietary and will not be covered by this SOW.
3. This SOW includes a one-time copy of existing homepage and level one page structures only.
4. Education & Training and Career Development and Training (CDAT) content and functionality are not covered under this SOW. This can be explored with and provided by Jim Roach.
5. No other specific services will be provided by GTE in the areas of HR.GTE.COM Operations or Support.

Pricing Structure for HR.GTE.COM:
--------------------------------

GTE Prices: All prices associated with this SOW are based on the number of hours to create and deliver a shell version of hr.gte.com.

Pricing Structure: Genuity shall pay the following one-time costs:

---------------------------------------------------------------------------
             Item                       Cost Category        Total Price
---------------------------------------------------------------------------
 .   Initial Setup Level Zero through
    One pages of hr.gte.com
    production site                      ONE TIME                $2,837

 .   Place shell on separate
    environment and quality assure
    product
 .   Package product for shipment
---------------------------------------------------------------------------

 .   Total Price                                                  $2,837
---------------------------------------------------------------------------


HEALTH & WELFARE FUNDING SERVICES:

1. Provide administrative support to Genuity for employee Benefit Finance Information System (BFIS).

     .  Input continually updated enrollment information into BFIS.

     .  Calculate monthly premiums to be paid to trust/custodial account.

     .  Calculate amounts paid by trust/custodial account to vendors.

     . Monitor claims paid by custodial account to self-insured vendors and report activity to Genuity.

     . Advise self-insured vendors of administrative expense amounts generated by the self-bill process.

     .  Maintain BFIS internal tables consistent with Genuity plan design.

     .  Provide management reports to maintain health care plan performance.

     .  Provide report of year-end claims outstanding.

2. Provide administrative support to Genuity with regard to its health and welfare trust or custodial account.

     .  Calculate monthly payments to and from trust/custodian.

     .  Execute payments from trust/custodian.

     .  Reconcile trust activity between Genuity and the trustee/custodian.

3. Provide Genuity with benefit accounting guidance, cost analysis, and funding strategies.

     . Estimate annual cost and funding based on plan design and past experience (to be used for budget and strategic plan projections).

     .  Estimate annual cash commitments.

4. Provide Genuity with financial analysis for employee benefit plan financial analysis.

     . Provide historical data from BFIS database to support benefit plan financial analysis.

5.   Oversee the completion of annual governmental reporting obligations.

     . Prepare Form 5500 (Annual Report) for all ERISA-governed employee benefit plans required to file Form 5500 each year.

     .  Prepare Summary Annual Reports (SARs) as required.

     .  Prepare Form 990 as required.

Genuity's Responsibilities with respect to Health & Welfare Funding Services
----------------------------------------------------------------------------

Genuity understands and agrees that any involvement by GTE with Genuity's employee benefit plans will be in an advisory or consultative capacity and not
                                                                           ---
in a fiduciary capacity. As between GTE and Genuity, all fiduciary responsibility and accountability remains at all times with Genuity.

Genuity shall provide all information/instruction regarding its employees, employee benefit plans, and vendors as GTE may require to fulfill its obligations.

Genuity understands and agrees that any proposed changes to plan design or vendor choice must be compatible with BFIS.

Pricing Structure for Health & Welfare Funding Services
-------------------------------------------------------

            Item                       Cost Category          Amount
----------------------------------------------------------------------------

 .   Health & Welfare Benefits
    Funding Annual Charge               RECURRING             $40,500


----------------------------------------------------------------------------

 .    Initial Set Up Costs to
     Establish Genuity as a
     Separate Entity                    ONE TIME              $20,500

----------------------------------------------------------------------------

 .   Total                                                     $61,000
----------------------------------------------------------------------------

Genuity will pay an additional amount to be negotiated separately if GTE cannot use BFIS to complete its obligations or if any third parties do not continue to perform their current duties or if additional vendor charges (e.g., software usage) are imposed upon GTE.


QUINCY PROCESSING CENTER - BENEFITS DELIVERY SYSTEM

For the purposes of this SOW, Benefits Delivery System represents the system that interfaces with the GTE Payroll systems and the benefit plan vendors as listed below.

SERVICES
---------

1.   Reconcile and control interfaces from GTE SAP Payroll system

2.   Authorize funds transfers to benefit vendors.

3.   Edit and post data to the Benefits Delivery System Data Base.

4.   Process manual payments and adjustments.

5. Create outerfaces to vendors based on their specific data requirements, file formats, and timing requirements.

       Fidelity Investments
       KVI
       MetLife
       Smith Barney
       Federal  & State Political Action Committee (PAC)
       Hewitt Associates
       AYCO
       TALX
       CORE
       Cendant
       Arthur Andersen
       Edcor
       Other vendors to be mutually agreed upon

6.   Receive and process interface from vendors to GTE Payrolls.


ASSUMPTIONS
-----------

 .  There will be no physical separation of data on the QPC Benefits Delivery
   System (BDS).
 .  Assume no vendor changes.
 . Assume that Flexible Benefit dollars (GUL, PLP/LTC, FRP, PAC) for Genuity can be co-mingled with GTE Flex Ben $ on one interface to the vendors. If a separate interface is required to vendors for Genuity information and dollars, then a new development SOW would be required.
 .  Assume a separate reconciliation for Genuity.
 . Assume that the QPC may potentially submit subsequent SOWs as details of the Genuity benefits become more defined. At that time, we will evaluate what additional time and costs will be necessary in order to provide the agreed upon services.

Pricing:
--------

-----------------------------------------------------------------------------
          Item                     Cost Category               Total Price
-----------------------------------------------------------------------------
 .   Benefit Delivery System
    Operations ($88,883/month)      RECURRING                  $1,066,594

-----------------------------------------------------------------------------

 .   Total Price (Annual)                                       $1,066,594
-----------------------------------------------------------------------------


QUINCY PROCESSING CENTER: PENSTAR INTERFACE SYSTEM (INTERFACE TO GTE'S PENSION CALCULATION SYSTEM AT HEWITT)

SERVICES:

None

ASSUMPTIONS
-----------

The QPC will not track hours and earnings for the Genuity employees. Hewitt will the employees that are due future GTE Pensions.

COSTS
-----

None


QUINCY PROCESSING CENTER - PENSION PAYROLL SYSTEM:

Services
--------

None

ASSUMPTIONS
-----------

No retirees transfer to Genuity and there are no new retirees.

COSTS
-----

None

GENERAL ASSUMPTIONS

General SOW Assumptions/Provisions for Employee Data Warehouse Development and Support, HR.GTE.COM, Quincy Processing Center--Benefits Delivery System, Quincy Processing Center: Penstar Interface System (Interface To Gte's Pension Calculation System At Hewitt), and Quincy Processing Center--Pension Payroll
System:

1. The HR/Payroll tasks are outlined in several SOWs. HR Technology and Information Services tasks in support of non-SAP systems are outlined within this SOW. HR Technology and Information Services tasks in support of the SAP System are covered under the SAP SOW. Payroll Service Center (PSC) tasks are outlined in Finance Functional SOW.

2. The HR SOWs assume that all services performed for Genuity will continue in a similar manner as performed today unless otherwise noted. Only those tasks outlined within this SOW shall be performed. Any tasks not outlined within this SOW would require a contractual direction from the GTE Account Manager.

3. (GTE Account Manager) is the Genuity point of contact for all contractual matters related to this SOW. Any requests for any changes to tasks or new functionality should be forwarded in writing to (GTE Account Manager).

4. The estimates outlined in this SOW assume support for 3,800 Genuity employees. If this number increases, the resources assigned to support Genuity would need to be reassessed.

5. It is expected that there will be several changes to the work outlined within these SOWs over the next several weeks as benefit plans and other specific Genuity processes become finalized. A key point to remember is that these types of changes cannot be implemented overnight.

6. Maintenance tasks within this SOW are for minor Business As Usual (BAU) tasks in support of production. If there are any BAU changes/modifications beyond minor maintenance, such as mass re-organizations, benefit plan changes, new functionality, etc., these changes/modifications will be incorporated into a new development SOW. Specific tasks, prices and schedules would be developed for the agreed upon SOW.

7. Genuity agrees to review HR audit reports and act upon any errors identified in a timely manner to ensure data integrity within the system and with downstream vendors.

8. Upgrades/Enhancements: For any systems where a common development environment exists, e.g., SAP, Employee Data Warehouse (EDW), Quincy Processing Center (QPC) systems, agrees to abide by the standards, changes, upgrades, and enhancements that have been, or will be, developed and implemented across the environment. A proportion of the on-going development tasks will be apportioned to Genuity in the same manner as production costs as allocated. Examples include Employee Self Service (ESS) enhancements, Manager's Desktop, On-line Org Charts. Genuity will participate in a user forum to assist in prioritizing these enhancements.

     Should Genuity desire to not abide by, and share appropriate costs for, the baseline system configuration and associated upgrades and enhancements, a completely separate physical environment for Genuity would be warranted. GTE would be pleased to develop a technical and cost proposal for such work at the request of Genuity.

9. This SOW highlights both production tasks and one-time development tasks that must also be performed to set up or establish the systems environment for Genuity.


     GTE SERVICE CORPORATION            GENUITY SOLUTIONS INC.

By:___________________________      By:___________________________

Title:__________________________    Title:__________________________

                                                                    ATTACHMENT 2

                               STATEMENT OF WORK
                               -----------------

                            HUMAN RESOURCES SERVICES
                            ------------------------

This Statement of Work ("SOW") is appended to the agreement dated ____________, 2000, by and between Genuity Solutions Inc. ("Genuity") and GTE Service Corporation ("GTE") and shall be governed by the terms and conditions thereof. The services described herein shall be provided by GTE to Genuity for a period of three months beginning on the date of the agreement.

SUMMARY:

GTE administers human resources matters in an efficient and centralized manner and wishes to make this administrative expertise available to Genuity so that employees experience an orderly transition from GTE to Genuity. Similarly, Genuity wishes to retain access to certain aspects of GTE's human resources administrative expertise until such time as Genuity can develop its own expertise in this area. Accordingly, GTE and Genuity are entering into this SOW, which will govern the parties' relationship with respect to various human resources matters, including employee benefits services, general human resources administrative services, employee data warehousing, development of a company intranet, health and welfare benefits funding matters, and development of a benefits delivery system. By its terms, this SOW will govern the parties relationship in this regard for a period of three months from the date of the agreement between GTE and Genuity. However, it is anticipated that this SOW will be extended through December 31, 2000. Under the terms of this SOW, GTE shall have no role in hiring or terminating Genuity employees.

EMPLOYEE BENEFITS SERVICES:

For the purposes of this document, "Employee Benefits Plans" is comprised of, and limited to the following: CHOICES health, dental, disability, FRP, HMO, DHMO, Life Insurance, AD&D, prescription, vision, adoption assistance, personal lines of insurance, survivor support programs and long term care.

1. Provide assistance to Genuity on an as needed basis in performing various administrative functions under employee benefit plans.

    . Consult with Genuity on administrative interpretations of employee benefit plan provisions.

    . Provide Genuity with information regarding historical practices with regard to employee benefit plan administration.

Note:  The above benefits-related information is not accessible via a GTE web
                                                 ---
site.

Genuity's Responsibilities with respect to Employee Benefits Services
---------------------------------------------------------------------

Genuity understands and agrees that any involvement by GTE with Genuity's employee benefit plans will be in an advisory or consultative capacity and not
                                                                           ---
in a fiduciary capacity. This includes, but is not limited to the Claims and Appeals processes. As between GTE and Genuity, all fiduciary responsibility and accountability remains at all times with Genuity.

Genuity will act as the point of contact with all vendors for any matter relating to fiduciary and plan design issues, with GTE acting merely in an advisory or consultative capacity. GTE will act as the point of contact with all vendors for all other issues.

Genuity shall provide all information/instruction regarding its employees, employee benefit plans, and vendors as GTE may require to fulfill its obligations.

Genuity agrees to provide a quarterly report of all former GTE employees that terminate or retire from Genuity. This information should be provided to the Director, Executive Compensation Administration and Director, Benefits Administration. This information will be used to ensure these employees receive any appropriate GTE benefits as a result of their prior GTE service.

Pricing Structure for Employees Benefits Services
-------------------------------------------------

GTE COSTS:

Genuity shall pay GTE at a rate of $5,400 per month, plus any travel expenses incurred.

Programming or system work for any employee benefits administrative services to be billed separately at a rate to be mutually agreed upon.

Genuity will pay GTE actual costs incurred resulting from any GTE system modifications for Genuity-specific administrative or plan design changes.

EXTERNAL VENDOR COSTS:

Genuity will pay GTE's costs for any increased vendor charges (directly to the vendor, unless otherwise specified) associated with Genuity-specific administrative or plan design changes. Additionally, Genuity will be invoiced separately for regular, ongoing administrative services provided by vendor, for the exclusive benefit of Genuity.

OTHER HUMAN RESOURCES ADMINISTRATIVE SERVICES

1. Provide assistance to Genuity on an as needed basis in accomplishing various other administrative human resources services including:

    . Training Administration: training registration and scheduling, shipment of training materials and other miscellaneous support for Genuity employees on an as-needed basis;

    .   Educational Assistance Administration;

    .   Relocation Services Administration; and

    . Although no other specific services will be provided by GTE in the areas of Employee Services Operations or Support, other than those specifically described herein, it is anticipated that some amount of transition support, as well various technical support will be required by Genuity on an as needed basis.

Pricing Structure:
-----------------

Genuity will pay actual vendor costs incurred for the delivery of these services and will pay GTE's costs for any increased vendor charges (directly to the vendor, unless otherwise specified) associated with Genuity-specific administrative or plan design changes.

For Training Administration Services, Genuity shall pay GTE at a rate of $25.00 per hour, plus any travel expenses incurred, to be invoiced monthly.

For Employee Services Operations/Support transitional and/or technical support, Genuity shall pay GTE at a rate of $40.00 per hour, plus any travel expenses incurred, to be invoiced monthly.

Programming or system work for any administrative services to be billed separately at a rate to be mutually agreed upon.

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes.

2. Provide support in the area of Workforce Development, specifically related to providing non-strategic course development and delivery on an as-needed basis

Pricing Structure:
-----------------

Genuity shall pay GTE the following rates on an as needed basis:

Programming or system work for any administrative services to be billed separately at a rate to be mutually agreed upon.




                                                              -----------------
                                                                   Price
                                                                Per Student
                                                                    Hour
-------------------------------------------------------------------------------
Sales & Marketing Delivery                                      $           40
MMDP (Marketing Mgmt Development Program) Delivery              $           46


Technical Delivery                                              $           15

It Training                                                     $           37


Management Delivery                                             $           30

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Curriculum Maint. & Development ($/curriculum developer hour)   $           85
(Represents average cost and is subject to adjustment based
on project)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Alternative Delivery License Fees                                  Annual Cost
                                                     SkillSoft  $       71,625
                                         NETg/Smartforce/Other  $      262,259
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Leadership Development                                             Per Session
-------------------------------------------------------------------------------
                                       LDW LD Workshop (1 day)  $       14,888
                                LDM LD for Management (3 days)  $       56,107
         LDC LD For Coaches & Individual Contributors (2 days)  $       20,523
                          LDS LD for Senior Executive (2 days)  $       50,512
-------------------------------------------------------------------------------

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes or software changes.

3.   Employee Opinion Survey (Viewpoints)

     . Conduct Employee Opinion Surveys on behalf of Genuity utilizing current process and program.

     .    Genuity will be administered as part of the main Viewpoints study.

     . Includes monthly distribution and reporting (approximately 300 per month, 3,600 annually)

Pricing Structure:
-----------------

Genuity shall pay GTE as follows:

------------------------------------------------------------------------------------------------
                                   DUE                              COST
------------------------------------------------------------------------------------------------
Initial set-up costs               One Time                         $1,000
including questionnaire and
Internet  Survey revisions
------------------------------------------------------------------------------------------------
Basic Study Costs                  Monthly                          $1,200
------------------------------------------------------------------------------------------------
Printing, paper,                   Monthly                          $  150
communication, promotion
------------------------------------------------------------------------------------------------
TOTAL                                                               One Time: $1,000
                                                                    Ongoing/monthly: $1,350
------------------------------------------------------------------------------------------------

Programming or system work for any employee opinion survey services to be billed separately at a rate to be mutually agreed upon.

Genuity will be billed separately for actual costs incurred by GTE for any GTE system modifications for Genuity-specific administrative or program design changes or software changes.

Genuity's Responsibilities with respect to Other Human Resources Administrative
-------------------------------------------------------------------------------
Services
--------

Genuity understands and agrees that any involvement by GTE with Genuity's other Human Resources Administrative Services will be in an advisory or consultative capacity and not in a fiduciary capacity. As between GTE and Genuity, all
             ---
fiduciary responsibility and accountability remains at all times with Genuity.

Genuity will act as the point of contact with all vendors for any matter relating to fiduciary and plan design issues, with GTE acting merely in an advisory or consultative capacity. GTE will act as the point of contact with all vendors for all other issues.

EMPLOYEE DATA WAREHOUSE DEVELOPMENT AND SUPPORT:

1.  Develop Employee Data Warehouse logical view for Genuity Employees.

    .  Data will be a subset of GTE Employee Data Warehouse data elements

    .  Data will initially consist of SAP current and chronological history only

    . The data will be a direct extract from source systems and will have minimal cleanup

    . Connectivity via ODBC will be provided to Genuity who will be responsible for their own reporting tools

2. Maintain Employee Data Warehouse View for Genuity and provide Help Desk support on an as needed basis.

    .  Provide regular feeds to Genuity Employee Data Warehouse View from SAP

    .  Make minor changes to view data elements and structure

    .  Maintain security profiles and provide access to the Employee Data
       Warehouse

    .  Provide first level help desk support for questions on connectivity

    . Provide option to Genuity to incorporate new data elements and functionality in their Employee Data Warehouse view if and when they do become available in the GTE Employee Data Warehouse. The cost will be negotiated separately.

    .  Cost does not include training which will be negotiated separately.

Pricing Structure for Employee Data Warehouse Development and Support:
---------------------------------------------------------------------

The pricing quoted below takes into account the work involved in providing the following services:

Development

Obtain and map required data elements
Create logical data view
Provide load balancing
Test logical data view
User Acceptance Testing (UAT)
Assign security profiles and give users access to view
Provide ODBC connectivity

Annual Support

First level help desk for questions on connectivity
Periodic refresh of view (Periodicity TBD)
Backup and Recovery support
Add new authorized user to view
Add new security Profiles

----------------------------------------------------------------------------------------------
                  Item                           Cost Category              Total Price
----------------------------------------------------------------------------------------------

 .  Annual Support Costs ($3,383/month)             RECURRING
                                                   (ANNUAL)                  $40,590
----------------------------------------------------------------------------------------------

 .  Development
                                                   ONE TIME                  $16,667
----------------------------------------------------------------------------------------------

 .  Total Price - first year                                                  $57,257
----------------------------------------------------------------------------------------------

Genuity will pay an additional amount to be negotiated separately if it needs any data element not in the current GTE Employee Data Warehouse or additional functionality not outlined in the current document.

HR.GTE.COM:

For the purposes of this document, "HR.GTE.COM" is comprised of, and limited to the following: Intranet Website shell with design, navigation, and Icons, for page levels zero and one.

Assumptions:
1.  No outerface links will be provided under this SOW.
2. No specific content will be included under this SOW. Note: All hr.gte.com content is deemed to be GTE proprietary and will not be covered by this SOW.
3. This SOW includes a one -time copy of existing homepage and level one page structures only.
4. Education & Training and Career Development and Training (CDAT) content and functionality are not covered under this SOW. This can be explored with and provided by Jim Roach.
5. No other specific services will be provided by GTE in the areas of HR.GTE.COM Operations or Support.

Pricing Structure for HR.GTE.COM:
--------------------------------

GTE Prices: All prices associated with this SOW are based on the number of hours to create and deliver a shell version of hr.gte.com.

Pricing Structure:  Genuity shall pay the following one-time costs:


---------------------------------------------------------------------------------------------
                  Item                       Cost Category             Total Price
---------------------------------------------------------------------------------------------
 .  Initial Setup Level Zero through One
   pages of hr.gte.com production site
 .  Place shell on separate environment       ONE TIME                        $2,837
   and quality assure product
 .  Package product for shipment
---------------------------------------------------------------------------------------------

 .  Total Price                                                               $2,837
---------------------------------------------------------------------------------------------

HEALTH & WELFARE FUNDING SERVICES:

1. Provide administrative support to Genuity for employee Benefit Finance Information System (BFIS).

     .   Input continually updated enrollment information into BFIS.

     .   Calculate monthly premiums to be paid to trust/custodial account.

     .   Calculate amounts paid by trust/custodial account to vendors.

     . Monitor claims paid by custodial account to self-insured vendors and report activity to Genuity.

     . Advise self-insured vendors of administrative expense amounts generated by the self-bill process.

     .   Maintain BFIS internal tables consistent with Genuity plan design.

     .   Provide management reports to maintain health care plan performance.

     .   Provide report of year-end claims outstanding.

2. Provide administrative support to Genuity with regard to its health and welfare trust or custodial account.

     .   Calculate monthly payments to and from trust/custodian.

     .   Execute payments from trust/custodian.

     .   Reconcile trust activity between Genuity and the trustee/custodian.

3. Provide Genuity with benefit accounting guidance, cost analysis, and funding strategies.

     . Estimate annual cost and funding based on plan design and past experience (to be used for budget and strategic plan projections).

     .   Estimate annual cash commitments.

4. Provide Genuity with financial analysis for employee benefit plan financial analysis.

     . Provide historical data from BFIS database to support benefit plan financial analysis.

5.  Oversee the completion of annual governmental reporting obligations.

     . Prepare Form 5500 (Annual Report) for all ERISA-governed employee benefit plans required to file Form 5500 each year.

     .   Prepare Summary Annual Reports (SARs) as required.

     .   Prepare Form 990 as required.

Genuity's Responsibilities with respect to Health & Welfare Funding Services
----------------------------------------------------------------------------

Genuity understands and agrees that any involvement by GTE with Genuity's employee benefit plans will be in an advisory or consultative capacity and not
                                                                           ---
in a fiduciary capacity. As between GTE and Genuity, all fiduciary responsibility and accountability remains at all times with Genuity.

Genuity shall provide all information/instruction regarding its employees, employee benefit plans, and vendors as GTE may require to fulfill its obligations.

Genuity understands and agrees that any proposed changes to plan design or vendor choice must be compatible with BFIS.

Pricing Structure for Health & Welfare Funding Services
-------------------------------------------------------

---------------------------------------------------------------------------------------------
                 Item                          Cost Category                 Amount
---------------------------------------------------------------------------------------------

 .  Health & Welfare Benefits Funding             RECURRING
   Annual Charge                                                              $40,500
---------------------------------------------------------------------------------------------

 .  Initial Set Up Costs to Establish
   Genuity as a Separate Entity                  ONE TIME                     $20,500

---------------------------------------------------------------------------------------------
 .  Total                                                                      $61,000
---------------------------------------------------------------------------------------------


Genuity will pay an additional amount to be negotiated separately if GTE cannot use BFIS to complete its obligations or if any third parties do not continue to perform their current duties or if additional vendor charges (e.g., software usage) are imposed upon GTE.


QUINCY PROCESSING CENTER - BENEFITS DELIVERY SYSTEM

For the purposes of this SOW, Benefits Delivery System represents the system that interfaces with the GTE Payroll systems and the benefit plan vendors as listed below.

SERVICES
---------

1.  Reconcile and control interfaces from GTE SAP Payroll system
2.  Authorize funds transfers to benefit vendors.
3.  Edit and post data to the Benefits Delivery System Data Base.
4.  Process manual payments and adjustments.
5. Create outerfaces to vendors based on their specific data requirements, file formats, and timing requirements.

       Fidelity Investments
       KVI
       MetLife
       Smith Barney
       Federal  & State Political Action Committee (PAC)
       Hewitt Associates
       AYCO
       TALX
       CORE
       Cendant
       Arthur Andersen
       Edcor
       Other vendors to be mutually agreed upon

6.  Receive and process interface from vendors to GTE Payrolls.

ASSUMPTIONS
-----------

 .  There will be no physical separation of data on the QPC Benefits Delivery
   System (BDS).
 .  Assume no vendor changes.
 . Assume that Flexible Benefit dollars (GUL, PLP/LTC, FRP, PAC) for Genuity can be co-mingled with GTE Flex Ben $ on one interface to the vendors. If a separate interface is required to vendors for Genuity information and dollars, then a new development SOW would be required.
 .  Assume a separate reconciliation for Genuity.
 . Assume that the QPC may potentially submit subsequent SOWs as details of the Genuity benefits become more defined. At that time, we will evaluate what additional time and costs will be necessary in order to provide the agreed upon services.

Pricing:
--------

---------------------------------------------------------------------------------------------
                 Item                          Cost Category              Total Price
---------------------------------------------------------------------------------------------
 .  Benefit Delivery System Operations
   ($88,883/month)                               RECURRING                $1,066,594

---------------------------------------------------------------------------------------------

 .  Total Price (Annual)                                                   $1,066,594
---------------------------------------------------------------------------------------------


QUINCY PROCESSING CENTER: PENSTAR INTERFACE SYSTEM (INTERFACE TO GTE'S PENSION CALCULATION SYSTEM AT HEWITT)

SERVICES:

None

ASSUMPTIONS
-----------

The QPC will not track hours and earnings for the Genuity employees. Hewitt will flag the employees that are due future GTE Pensions.

COSTS
-----

None


QUINCY PROCESSING CENTER - PENSION PAYROLL SYSTEM:

Services
--------

None

ASSUMPTIONS
-----------

No retirees transfer to Genuity and there are no new retirees.

COSTS
-----

None

GENERAL ASSUMPTIONS

General SOW Assumptions/Provisions for Employee Data Warehouse Development and Support, HR.GTE.COM, Quincy Processing Center--Benefits Delivery System, Quincy Processing Center: Penstar Interface System (Interface To Gte's Pension Calculation System At Hewitt), and Quincy Processing Center--Pension Payroll
System:

1. The HR/Payroll tasks are outlined in several SOWs. HR Technology and Information Services tasks in support of non-SAP systems are outlined within this SOW. HR Technology and Information Services tasks in support of the SAP System are covered under the SAP SOW. Payroll Service Center (PSC) tasks are outlined in Finance Functional SOW.

2. The HR SOWs assume that all services performed for Genuity will continue in a similar manner as performed today unless otherwise noted. Only those tasks outlined within this SOW shall be performed. Any tasks not outlined within this SOW would require a contractual direction from the GTE Account Manager.

3. (GTE Account Manager) is the Genuity point of contact for all contractual matters related to this SOW. Any requests for any changes to tasks or new functionality should be forwarded in writing to (GTE Account Manager).

4. The estimates outlined in this SOW assume support for 3,800 Genuity employees. If this number increases, the resources assigned to support Genuity would need to be reassessed.

5. It is expected that there will be several changes to the work outlined within these SOWs over the next several weeks as benefit plans and other specific Genuity processes become finalized. A key point to remember is that these types of changes cannot be implemented overnight.

6. Maintenance tasks within this SOW are for minor Business As Usual (BAU) tasks in support of production. If there are any BAU changes/modifications beyond minor maintenance, such as mass re-organizations, benefit plan changes, new functionality, etc., these changes/modifications will be incorporated into a new development SOW. Specific tasks, prices and schedules would be developed for the agreed upon SOW.

7. Genuity agrees to review HR audit reports and act upon any errors identified in a timely manner to ensure data integrity within the system and with downstream vendors.

8. Upgrades/Enhancements: For any systems where a common development environment exists, e.g., SAP, Employee Data Warehouse (EDW), Quincy Processing Center (QPC) systems, agrees to abide by the standards, changes, upgrades, and enhancements that have been, or will be, developed and implemented across the environment. A proportion of the on-going development tasks will be apportioned to Genuity in the same manner as production costs as allocated. Examples include Employee Self Service (ESS) enhancements, Manager's Desktop, On-line Org Charts. Genuity will participate in a user forum to assist in prioritizing these enhancements.

     Should Genuity desire to not abide by, and share appropriate costs for, the baseline system configuration and associated upgrades and enhancements, a completely separate physical environment for Genuity would be warranted. GTE would be pleased to develop a technical and cost proposal for such work at the request of Genuity.

9. This SOW highlights both production tasks and one-time development tasks that must also be performed to set up or establish the systems environment for Genuity.



     GTE SERVICE CORPORATION                  GENUITY SOLUTIONS INC.

By:___________________________            By:___________________________

Title:________________________            Title:________________________

                                                                    ATTACHMENT 3

                               STATEMENT OF WORK
                               -----------------

                          REAL ESTATE RELATED SERVICES
                          ----------------------------

This Statement of Work is appended to the Agreement for Transition Services (the "Agreement") dated ______________, by and between Genuity Solutions Inc. ("Genuity") and GTE Service Corporation ("GTE"), and shall be governed by the terms and conditions thereof. The services described herein shall be provided for a period of three (3) consecutive months after the Effective Date of the Transition Services Agreement.

The purpose of this SOW is to provide for the transition of a variety of real estate related services. The services as described in this SOW relate to real estate project management, real estate administration, various building services (including dispatch center services for building-related work requests, building maintenance services for POP sites, and invoice processing services for invoices associated with building-related work requests), environmental and safety services, and building security services. Genuity desires to retain GTE to provide these services during a transitional period while Genuity hires necessary staff, implements necessary processes and procedures, and enters into necessary third party contracts in order to permit the smooth operation of its business until Genuity is better prepared to handle these services independently of GTE. None of the services set forth in this SOW are expected to continue for longer than the initial one-year term of the Agreement.


                    REAL ESTATE PROJECT MANAGEMENT SERVICES

GTE Corporate Real Estate provides project management services for major real estate projects, including strategic planning, design and construction management, and accounting project control. Genuity desires to retain GTE to provide these services as needed and requested by Genuity through written project authorizations. Any project authorization may be terminated by either party on 30 days written notice as set forth below.

1. GTE shall provide real estate project management services for major real estate projects, as requested and ordered by Genuity through a written project authorization, which shall be subject to GTE's written acceptance and approval. Project types may include new leases, lease renewals, acquisitions by fee, relocations, build-to-suits and any other project involving real estate services. Project management services include:

     . Evaluate project alternatives to determine cost-effective real estate strategies.
     . Negotiate with outside real estate brokers and developers with respect to acquisitions and/or dispositions of real property.
     .    Develop total project budgets.
     . Coordinate the work of Genuity's outside consultants, including but not limited to attorneys and environmental consultants.
     .    Manage the overall real estate project.

2. GTE shall provide design and construction management services for major real estate projects, as requested and ordered by Genuity through a written project authorization, which shall be subject to GTE's written acceptance and approval. Project types may include build-to-suits and any other project involving design and construction of real estate improvements. Design and construction management services include:

     . Review Genuity's initial project assumptions and development of preliminary cost estimates, preliminary project programming, and preliminary schedule.
     .    Identify, evaluate and recommend outside project consultants.
     . Coordinate and track the progress of overall design development and construction document preparation process.
     .    Manage value engineering process.
     .    Conduct construction management activities.
     . Coordinate the work of outside design and construction consultants, including architects and engineers.
     .    Track and update budgets and schedules.
     .    Manage project closeout activities.

3. GTE shall provide project control services for major real estate projects, as requested and ordered by Genuity through a written project authorization, which shall be subject to GTE's written acceptance and approval. Project control services include:

     . Provide accounting project management support on all phases of a project plan, design, construction and closeout.
     . Issue control guidelines and ensure that project commitments and expenditures are properly tracked against approved budgets.
     .    Create and update project's financial forecast (outlook).
     .    Prepare and issue a weekly project outlook to the project team.
     . Review the project for compliance against accepted control practices and issue an exception report.
     . Process approvals for contractor, developer, architect and other vendor change requests and reconcile approved change requests to the change request log and project outlook.
     . Audit construction and professional fee invoices to ensure compliance to contracts, project control guidelines, and generally accepted accounting principles.

4. Service Commitment. GTE shall follow all Genuity processes and procedures that are communicated to GTE.

Genuity's Responsibilities with respect to Real Estate Project Management
-------------------------------------------------------------------------
Services
--------

Genuity shall prepare and submit a project authorization for any real estate project management services requested under this SOW. The project authorization shall include a description of the project and a description of any specific services required by Genuity as part of the project management services. In addition, Genuity shall provide project support staff as necessary to assist in the coordination of IT, furniture and move requirements.

Pricing Structure with respect to Real Estate Project Management Services
-------------------------------------------------------------------------

GTE may use GTE-approved subcontractors to provide any of the real estate project management services under this SOW, with supervision of such subcontractors to be provided by GTE. During the initial one-year term of the agreement, Genuity shall pay GTE the following fees for these services:

          GTE Project Director               $145 per hour
          GTE Project Manager                $135 per hour
          GTE Project Controller             $115 per hour
          GTE Project Accountant             $ 70 per hour
          Subcontractors                     direct cost

In addition to these fees and charges, Genuity shall reimburse GTE for (i) all travel-related costs and expenses in accordance with the terms of the agreement,
(ii) all costs and expenses for long distance, communications, reproductions, courier and delivery services, and postage incurred by GTE in the performance of these services, and (iii) all costs and expenses of consultants or other 3/rd/ party services retained for or on behalf of Genuity in connection with the performance of real estate project management services, such as appraisals, surveys and marketing materials. GTE shall submit monthly invoices to Genuity for the real estate project management services.

Other Specific Terms or Conditions with respect to Real Estate Project
----------------------------------------------------------------------
Management Services
-------------------

GTE may use GTE-approved subcontractors to perform any of the real estate project management services under this SOW.

Real estate project management services may be ordered by Genuity only through a written project authorization. All project authorizations shall be subject to GTE's written acceptance and approval.

Any project authorization may be terminated by either party for any or no reason upon 30 days written notice. In the event of termination, Genuity shall pay GTE for all services performed through the date of termination.

Notwithstanding the expiration of the term of this SOW, this SOW shall remain in effect with respect to and for the duration of any project authorization entered into under this SOW that by its terms extends beyond the expiration of this SOW.

                      REAL ESTATE ADMINISTRATION SERVICES

GTE Corporate Real Estate provides lease administration services, new lease and lease renewal support, and support for acquisitions and dispositions of owned real estate. In connection with these services, real estate information is entered into a GTE-owned real estate database. Genuity desires to use the GTE-owned real estate database and to retain GTE to provide these services during a transition period while Genuity builds its own real estate organization and evaluates the service options available to it from other third party providers. The real estate administration services may be terminated by Genuity on 60 days written notice as set forth below.

1. GTE shall furnish the GTE Real Estate Database for use by GTE, GTE's subcontractors and Genuity personnel during the term of this SOW for maintenance of Genuity's real estate data. Genuity's use of the GTE Real Estate Database is limited to the use described in this SOW and the services to be provided by GTE in connection therewith are expressly limited to the following:

     . Install a duplicate copy of the GTE Real Estate Database (RED), transfer to this duplicate database (Duplicate RED) all Genuity records residing on RED, and provide access rights to Duplicate RED to appropriate GTE personnel and subcontractors.
     . If and as requested by Genuity, setup additional Genuity users on Duplicate RED and train Genuity personnel on use of RED.

     Genuity's rights to use Duplicate RED shall automatically terminate upon expiration or termination of this SOW.

2.   GTE shall provide the following real estate lease administration services:

     . Prepare lease abstract and lease responsibility matrix for all executed leases. Lease abstracts shall include property information (such as address and square footage), rent stream during entire term, escalation clauses, sales tax, critical dates (such as scheduled rent increases and renewal options), and other special options and clauses (such as expansion rights and rights of first refusal)
     . Enter lease data in Duplicate RED, including all actions required to set up property on Duplicate RED and entry of data from lease abstract.
     . File set-up, including distribution of new lease and/or lease renewal notification letters to distribution list identified by Genuity, together with copies of lease abstract and lease responsibility matrix.
     . Coordinate insurance, including communication with insurance contacts as identified and directed by Genuity to secure certificates of insurance and follow-up with landlords to insure receipt.
     .    Complete and process payment forms as identified and directed by
          Genuity.
     . Critical date reporting, as well as on-going review of, and initiation of actions identified on critical date reports.
     . Operating expense true-ups, including review of landlords' operating expense reconciliations to confirm consistency and compliance with lease terms, including accuracy of landlords' computations.
     . Process estoppel certificates and non-disturbance, subordination and attornment agreements, including review and confirmation of lease terms and coordination of legal review by Genuity's designated legal counsel.
     . "Lease-To" administration, including preparation of forms for billing tenants and subtenants for all leases-to's and subleases, notification of rent payment adjustments, processing insurance certificates, and abstracting new leases.
     .    Process standard reports from information resident in Duplicate RED.
     . Budget support, such as provision of current rent information with projected base rent increases and estimated operating expense adjustments.
     . Administer landlord/tenant communications, including escalation point of contact with landlords on maintenance issues and follow-up with Genuity and preparation of letters to landlords to communicate address or reporting changes.

3. GTE shall provide new lease and complex lease renewal administrative support, specifically:

     . Database input, including entry of request/assignment in Duplicate RED and coordination of responsibilities concerning the new lease or complex renewal.
     .    On-going coordination and communication among all responsible persons.

     . Coordinate and process internal approval documentation based on approval matrix submitted by Genuity and as otherwise identified and directed by Genuity, such as preparation of financial analyses and Genuity requisition forms, comparison of business case information with financial analyses to conform to Genuity requirements, and tracking of internal approval documents until fully executed.
     . Lease document review and preparation of proposed revisions and comments.
     .    Coordinate legal review by Genuity's designated legal counsel.
          Submit approved lease documentation for execution.
     . Weekly review of all current files, participation in project meetings for communication with Genuity team, and preparation of any correspondence or additional documents to resolve special issues.

4. GTE shall provide administrative support for simple lease renewals, specifically:

     . Coordinate and process internal approval documentation based on approval matrix submitted by Genuity and as otherwise identified and directed by Genuity.
     .    Review of lease document for terms and conditions of renewal.
     .    Prepare notification letters to landlords.
     . Communicate with individuals designated by Genuity to ensure that rent payments are current during the renewal phase.
     .    Coordinate legal review by Genuity's designated legal counsel.
     .    Submit approved documentation for execution.

5. GTE shall provide administrative support for "lease-to's" (both affiliate and non-affiliate transactions), specifically:

     . Receive and review initial request from prospective tenant, and coordinate completion of any requisite internal approval forms based on approval matrix submitted by Genuity and as otherwise identified and directed by Genuity.
     .    Determine fair market value for lease rate.
     . Coordinate and process any internal approvals as identified and directed by Genuity.
     .    Respond to questions and requests and participate in meetings as necessary.
     . Prepare lease document and coordinate legal review and approval by Genuity's designated legal counsel.
     .    Circulate approved lease documents for execution.

6. GTE shall provide administrative support for real property acquisitions, specifically:

     . Database input, including entry of request/assignment in Duplicate RED and coordination of responsibilities concerning the acquisition, as well as on-going entry of updates on progress of site selection.
     . Distribute information about prospective sites to individuals designated by Genuity.
     . Prepare, submit and route any concurrence memoranda to various Genuity departments and/or individuals as identified and directed by Genuity (such as Environmental Affairs, Building Services and Network Construction).
     .    Order appraisals and brokers' opinions of value as directed by
          Genuity.
     . Order title search and a survey and route to appropriate individuals as identified and designated by Genuity.
     . Coordinate and process internal approval documentation based on approval matrix submitted by Genuity and as otherwise identified and directed by Genuity, such as preparation of financial analyses and Genuity requisition forms, comparison of business case information with financial analyses to conform to Genuity requirements, and tracking of internal approval documents until fully executed.
     . Coordinate preparation of purchase contract, review purchase contract and prepare proposed revisions and comments, and coordinate legal review by Genuity's designated legal counsel.
     .    Submit approved purchase contract for execution by Genuity.
     . Post-closing, prepare log of all charges associated with acquisition of property.
     . Notify individuals designated by Genuity of the property acquisition and distribute copies of relevant closing documents as directed by Genuity.
     . Participate in project meetings for communication with Genuity team, prepare any correspondence or additional documents to resolve special issues, and route invoices for payment.

7. GTE shall provide administrative support for disposition of owned real estate, specifically:

     .    Research inquiries from interested parties.
     . Prepare, submit and track any concurrence memoranda to various Genuity departments and/or individuals as identified and directed by Genuity.
     . Prepare summary of responses to concurrence memoranda and submit to Genuity for further direction.
     . If Genuity declares property to be surplus, coordinate disposition. Obtain appraisal or broker's opinion of value; compile property information file and obtain any documents or information not received during research phase; present information to Genuity for determination of sales price; and handle and coordinate negotiations with prospective buyer.
     .    Market property.
     . Coordinate and process internal approval documentation based on approval matrix submitted by Genuity and as otherwise identified and directed by Genuity, such as preparation of financial analyses and Genuity requisition forms, comparison of business case information with financial analyses to conform to Genuity requirements, and tracking of internal approval documents until fully executed.
     . Coordinate preparation of sales contract, review sales contract and prepare proposed revisions and comments, and coordinate legal review by Genuity's designated legal counsel.
     .    Submit approved sales contract for execution by Genuity.
     . Notify individuals designated by Genuity of the property disposition and distribute copies of relevant closing documents as directed by Genuity.
     . Post-closing, prepare log of all charges associated with marketing and sale of property.
     . Participate in project meetings for communication with Genuity team, prepare any correspondence or additional documents to resolve special issues, and route invoices for payment.
     .    Maintain Genuity owned real estate information in Duplicate RED.

8. Service Commitment. GTE shall follow all Genuity processes and procedures that are communicated to GTE.

Genuity's Responsibilities with respect to Real Estate Administration Services
------------------------------------------------------------------------------

Genuity shall provide all information required for GTE to perform its duties hereunder.

Pricing Structure with respect to Real Estate Administration Services
---------------------------------------------------------------------

GTE may use GTE-approved subcontractors to provide any of the real estate administration services under this SOW, with supervision of such subcontractors to be provided by GTE. During the initial one-year term of the agreement, Genuity shall pay GTE the following fees for these services:

          Annual Administrative Fee:     $110,000.00, payable in equal
                                         monthly installments of $9,166.67; this
                                         administrative fee covers all travel,
                                         general office expenses and other
                                         overhead

          Subcontractors:                direct cost for all services obtained
                                         from subcontractors, including without
                                         limitation all costs associated with
                                         installation and administration of
                                         Duplicate RED and all transaction fees
                                         payable in connection with brokerage
                                         services, EXCEPT for any administrative
                                         fee payable by GTE to Cushman &
                                         Wakefield, Inc. and/or The Staubach
                                         Company and/or any subcontractor
                                         providing similar administrative
                                         services.

GTE estimates that the subcontractor fees associated with installation of Duplicate RED will be approximately $13,000.00, plus approximately $400.00 for each additional user designated by Genuity.

In addition to these fees and charges, Genuity shall reimburse GTE for all costs and expenses of consultants or other 3rd party services retained for or on behalf of Genuity in connection with the performance of real estate administration services, such as appraisals, surveys and marketing materials. GTE shall submit monthly invoices to Genuity for the real estate administration services.

Other Specific Terms or Conditions with respect to Real Estate Administration
-----------------------------------------------------------------------------
Services
--------

GTE may use GTE-approved subcontractors to perform any of the real estate administration services under this SOW. Without limiting the generality of the foregoing, Genuity acknowledges and agrees that GTE may subcontract any or all of the real estate administration services to Cushman & Wakefield, Inc. and The Staubach Company and their respective affiliates.

Genuity may terminate the real estate administration services set forth herein for any or no reason upon 60 days written notice. In the event of such termination, Genuity shall pay GTE for all services performed through the date of termination.


                           DISPATCH CENTER SERVICES

GTE Support Assets provides a 24-hour call center for entry and dispatching of work requests for certain building services. Genuity desires to retain GTE to provide these services during a transition period while Genuity makes alternate arrangements for these services. GTE has agreed to provide these services through December 31, 2000; however, Genuity may terminate these services at any time as set forth below.

1. GTE shall provide 24-hour call center and dispatch function for building operation, maintenance and repair and for furniture repairs and rearrangements. Work will be dispatched to the employee or contractor designated by Genuity.

2. Service Commitment. GTE will dispatch each work request within 10 minutes of receiving the call.

Term for Dispatch Center Services
---------------------------------

GTE shall provide these dispatch center services through December 31, 2000, subject to termination of these services by Genuity at any time in its sole and absolute discretion.

Genuity's Responsibilities with respect to Dispatch Center Services
-------------------------------------------------------------------

Genuity shall provide all information required for GTE to perform its duties hereunder including, but not limited to, (a) the names and contact information for all employees and contractors designated by Genuity to receive work requests for (i) building operation, maintenance and repairs and (ii) furniture repairs and rearrangements, and (b) location, contact information, and the nature of services required for each work request.

Pricing Structure for Dispatch Center Services
----------------------------------------------

Genuity shall pay GTE at a rate of $9.70 per work request. GTE shall submit quarterly invoices to Genuity for these dispatch center services.

Other Specific Terms or Conditions with respect to Dispatch Center Services
---------------------------------------------------------------------------

The parties understand and agree that GTE may cause these dispatch center services to be provided by or through one of its Network Services affiliates.


                     POP SITE BUILDING TECHNICIAN SERVICES

GTE Support Assets manages building technicians who provide building maintenance and repair services to certain points of presence (POP sites) on Genuity's fiber optic network. Genuity desires to retain GTE to provide these building maintenance and repair services during a transition period to allow Genuity to make alternate arrangements for these services. GTE has agreed to provide these services through December 31, 2000; however, Genuity may terminate these services at any time as set forth below.

1. GTE shall provide building repairs and maintenance for (number) currently existing Genuity POP sites as requested by Genuity. Maintenance shall include preventative maintenance as well as maintenance and repairs necessitated by equipment failure. No new POP sites will be added to the number of POP sites covered by this agreement.

2. GTE is hereby authorized to purchase parts and materials up to $500.00 per work request in connection with the performance of these services without any other or further authorization from Genuity. GTE shall not purchase any parts or materials in excess of $500 per work authorization without prior authorization from Genuity.

3. Service Commitment. Building technicians will respond within the following time frames:

          Emergency (Priority 1) - within 24 hours
          Non-emergency (Priority 3) - within 7 days

Term for POP Site Building Technician Services
----------------------------------------------

GTE shall provide these POP site building technician services through December 31, 2000, subject to termination of these services by Genuity at any time in its sole and absolute discretion.

Genuity's Responsibilities with respect to POP Site Building Technician Services
--------------------------------------------------------------------------------

Genuity shall provide all information required for GTE to perform its duties hereunder. In addition, Genuity shall provide access to all sites, and contact information for an Genuity contact with whom to discuss problem resolution.

Pricing Structure with respect to POP Site Building Technician Services
-----------------------------------------------------------------------

Genuity shall pay GTE at a rate of $34.32 per hour for these services, including travel time. In addition to the hourly fees, Genuity shall reimburse GTE for all travel-related costs and expenses and the cost of all parts and materials used by GTE and/or the building technicians in the performance of these services, all in accordance with the terms of the agreement and this SOW. GTE shall submit quarterly invoices to Genuity for these POP site building technician services.

Other Specific Terms or Conditions with respect to POP Site Building Technician
-------------------------------------------------------------------------------
Services
--------

GTE may use GTE-approved subcontractors to perform the POP site building technician services described in this SOW. Without limiting the generality of the foregoing, the parties further understand and agree that GTE may cause these building technician services to be provided by or through one of its Network Services affiliates.


                        FM INVOICE PROCESSING SERVICES

GTE Support Assets provides invoice processing services for invoices associated with work requests generated by the call center and entered into its FM system. Genuity desires to retain GTE to provide these invoice processing services during a transition period to allow Genuity to make alternate arrangements for these services. GTE has agreed to provide these services for all invoices associated with a FM invoice through December 31, 2000; however, Genuity may terminate these services at any time as set forth below.

1. GTE shall perform all invoice processing of all Genuity invoices for building and furniture-related work associated with a FM work request. GTE shall receive, review and electronically process these invoices for approval and payment though the FM system and the GTE accounts payable system.

2. Service Commitment. GTE shall process each invoice within three business days of receipt.

Term for FM Invoice Processing Services
---------------------------------------

GTE shall provide these FM invoice processing services through December 31, 2000, subject to termination of these services by Genuity at any time in its sole and absolute discretion.

Genuity's Responsibilities with respect to FM Invoice Processing Services
-------------------------------------------------------------------------

Genuity shall provide all information/instruction regarding processing and payment of invoices.

Pricing Structure with respect to FM Invoice Processing Services
----------------------------------------------------------------

Genuity shall pay GTE $4.28 per invoice for these services. GTE shall submit quarterly invoices to Genuity for these invoice processing services.

Other Specific Terms or Conditions with respect to FM Invoice Processing
------------------------------------------------------------------------
Services
--------

GTE shall provide these services only for invoices related to a work request generated from the FM system. The parties understand and agree that GTE may cause these FM invoice processing services to be provided by or through one of its Network Services affiliates.

                      ENVIRONMENTAL SERVICES - IN GENERAL

GTE Environmental Affairs provides a variety of environmental services, including environmental investigation and inspection services in connection with real estate transactions, environmental compliance services, and environmental administration and project management. Genuity desires to retain GTE to provide these environmental services during a transition period to allow Genuity to make alternate arrangements for these services. GTE has agreed to provide environmental real estate transaction services for all proposed POP sites and for other sites as requested by Genuity, environmental compliance services as needed and requested by Genuity, and environmental administration and project management services. Genuity may terminate these services upon 60 days written notice as set forth below.

                ENVIRONMENTAL REAL ESTATE TRANSACTION SERVICES

1. Upon request by Genuity, GTE shall conduct a Step 1 Phase I. A Step I Phase I is a site assessment with a limited scope that may be appropriate for certain property transactions, for example a lease of office space where no hazardous chemicals are used or stored. GTE may perform these assessments or, depending on the location of the property and time constraints, a GTE may retain a 3/rd/ party consultant to perform these assessments on behalf of Genuity. Upon completion of the Step I Phase I GTE shall deliver to Genuity either an E-mail or letter report outlining the issues found at the site and any recommendations for additional work.

2. GTE shall conduct a Phase I site assessment on all properties Genuity proposes to use as a POP site and on other properties as requested by Genuity. GTE shall retain 3/rd/ party consultants to perform these assessments. The Phase I site assessments shall be conducted as per American Society for Testing and Materials (ASTM) standards, and shall include a detailed history of the condition of the property and surrounding properties, as well as data base searches to see if the site has ever been listed with any of the Federal, State or local agencies. In addition, the Phase I site assessment also determines if any types of hazards exist at the site, either from past spills/releases or potential releases. GTE shall deliver a preliminary E-mail report outlining the issues found at the site and any recommendations for addition work, as well as a formal written Phase I report from the 3/rd/ party consultant.

3. Based upon GTE's recommendations and upon request by Genuity, GTE shall conduct a Phase II site assessment on properties at which a Phase I site assessment already has been completed and at which issues have been raised about possible contamination. GTE shall retain 3/rd/ party consultants to perform these assessments. A Phase II site assessment typically includes removal of samples and testing, such as soil samples and ground water testing. GTE shall propose the scope of the Phase 2 site assessment, which shall be subject to review and approval by Genuity. GTE shall deliver a preliminary E-mail report outlining the lab results and any recommendations for additional work, as well as a formal written Phase II letter report from the 3/rd/ party consultant.

4. Based upon GTE's recommendations and upon request by Genuity, GTE shall conduct an Asbestos and Lead Survey on properties that are expected to undergo construction renovations and on all properties being offered for sale by Genuity. GTE shall retain a 3/rd/ party consultant to perform the Asbestos and Lead Survey. The surveys shall include the sampling of any suspect asbestos containing materials (ACM) and any suspect lead painted surfaces. GTE shall deliver a preliminary E-mail report outlining the lab results from the survey and any recommendations on how to conduct any recommended abatement, as well as a formal written ACM/Lead Report from the 3/rd/ party consultant.

5. Follow-up Evaluation Remediations -If the environmental site assessment for a property transaction reveals some type of contamination which must be removed, abated, remediated or cleaned-up ("remediation"), GTE shall manage the remediation if requested by Genuity. If Genuity retains GTE to manage any remediation project, GTE will identify and evaluate 3/rd/ party consultants and remediation contractors, will review all proposals and negotiate changes to the proposals, and make recommendations to Genuity on the best appropriate course of action.

Genuity's Responsibilities with respect to Environmental Real Estate Transaction
--------------------------------------------------------------------------------
Services
--------

Genuity is responsible for providing all information and data required for GTE to perform its duties hereunder, including, but not limited to, a detailed list of all new facilities to be considered for new leases/ownership, including address, point of contact, and age of building. Genuity also shall provide all information/instruction regarding processing and payment of invoices and expense reports.


                       ENVIRONMENTAL COMPLIANCE SERVICES

1. SPCC Plans - Upon request by Genuity, GTE shall select and retain consultants with a Registered Professional Engineer on staff to prepare SPCC Plans for all properties as required by Federal regulations, including aboveground tanks with a quantity of 660 gallons or an aggregate of 1,320 gallons or more of any petroleum product, and any underground storage tank with an aggregate of 42,000 gallons. GTE shall select the consultant, review the draft plan to determine if any corrections need to be made, and review and approval the final plan. GTE shall send a copy of each final SPCC Plan to the applicable site supervisor and maintain a copy on file. GTE also will determine when SPCC Plans require updates.


2. SPCC Training - Upon request by Genuity, GTE shall provide an employee lesson plan and roster sheet to site supervisors in order to permit Genuity to comply with Federal regulations that require the annual training of employees who may respond to a spill involving a SPCC regulated tank. GTE will maintain a copy of the training roster and will follow-up on any rosters not received.

3. Business Emergency Plans and SARA Title III Reporting - Upon request by Genuity, GTE shall review Federal, State and Local regulations relating to hazardous materials and complete all mandated reporting to the state-administering agencies for SARA Title III reports and state-mandated business emergency and other types of plans triggered by certain quantities of hazardous materials. GTE shall retain a 3rd party consultant to write site-specific business plans as required by the regulations.

4. Compliance Inspections - Upon request by Genuity, GTE shall perform compliance inspections at a designated percentage of reportable facilities. GTE shall verify the information submitted to the state agencies, including Battery and Fuel Storage data and completion of the eleven-part GTE Inspection report. GTE shall submit an inspection report to the site supervisor so that the site supervisor may correct any deficiencies found during the Inspection.

5. Spill Kits for Batteries and Fuel Oil Tanks - Upon request by Genuity, GTE shall provide spill control equipment as required at Genuity facilities that use or store hazardous materials.

6. Hazardous and Regulated Chemical Wastes - Upon request by Genuity, GTE shall manage the disposal of Genuity's Universal Wastes in accordance with Federal, State and Local regulations. GTE shall verify applicable disposal requirements, select contractors/disposal firms to handle/dispose/recycle the wastes, determine if facilities need an EPA ID number, complete all applicable paperwork, schedule pickups, and obtain copies of the shipping papers for permanent records.

7. Disposal/Recycling of Batteries - Upon request by Genuity, GTE will arrange for the disposal of Genuity's lead-acid batteries if such a need arises outside of the terms of Genuity's battery maintenance agreement. GTE shall set up a national service agreement for battery disposal. If requested by Genuity, GTE shall provide a list of battery recycling facilities and shall audit the disposal/recycling facilities. In addition, GTE will check local and state regulatory requirements to determine if there are any restrictions on battery disposal. GTE will complete and submit all applicable notifications/documentation required by regulatory agencies.

Genuity's Responsibilities with respect to Environmental Compliance Services
----------------------------------------------------------------------------

Genuity is responsible for providing all information and data required for GTE to perform its duties hereunder including, but not limited to, copies of all environmental violations or citations, notification of any spill/release of chemical of concern, hazardous/regulated waste transportation records, hazardous/regulated waste disposal records, and information about all new Genuity facilities. For each new Genuity facility, Genuity shall advise GTE if the facility has any aboveground storage tanks (AST's) or lead-acid batteries, and if it does the size and contents of the AST's, as well as number, manufacturer, make and model of lead-acid batteries. Genuity shall provide access to sites for GTE and GTE's 3rd party contractor personnel as needed and appropriate to complete reports, inventories, plans and assessments. Genuity shall provide or confirm chemical inventory information, site contact information and other data needed to complete reports, plans and inventories. Genuity shall inform and/or train its employees concerning chemical safety, emergency contingency procedures and chemical release provisions of written plans at Genuity sites. Genuity shall inform GTE of facility changes that trigger a need to revise inventories, business plans, spill plans or contingency plans. Genuity also shall provide all information/instruction regarding processing and payment of invoices and expense reports.


                     ENVIRONMENTAL ADMINISTRATION SERVICES

1. Record Retention - GTE shall administer the paperwork as well as process and archive required records in a central system. GTE shall keep Genuity's records separate from GTE environmental records. Genuity's records shall be the property of Genuity and will be transferred to Genuity, at Genuity's expense, as and when directed by Genuity.

2. Review Reports - In addition to the reports to be reviewed by GTE under other provisions of this SOW, GTE will review and provide comments and recommendations to Genuity concerning 3rd party consultants' work products and reports as requested by Genuity. GTE also will edit, help define and make recommendations to Genuity on applicable scopes of work for various projects.

3. Vendor Contracts - Upon request by Genuity, GTE will assist Genuity with contract negotiations with various 3rd party environmental consultants.

4. Review Invoicing - GTE will review all invoices submitted by 3rd parties retained by GTE for accuracy and timely billing. GTE shall verify each invoice against the original contract proposal and shall process invoices in accordance with Genuity instructions to GTE.

Genuity's Responsibilities with respect to Environmental Administrative Services
--------------------------------------------------------------------------------

Genuity is responsible for providing all information and data required for GTE to perform its duties hereunder including, but not limited to, a list of vendors with whom Genuity desires to enter into contracts and procedures for record retention. Genuity also shall provide all information/instruction regarding processing and payment of invoices and expense reports.


                   ENVIRONMENTAL PROJECT MANAGEMENT SERVICES

1. Point of Contact - GTE shall designate a single point of contact to administer, monitor and follow-up on all work and program efforts. This project manager will provide monthly reports on program and compliance status to Genuity management.

2. Environmental Data Base - GTE shall establish an environmental database for GNI environmental work. The database will summarize by facility environmental work completed and key environmental characteristics of each site.

3. Reports - GTE shall provide standardized reports and metrics concerning the status of environmental programs to Genuity in mutually agreed formats. GTE and Genuity shall jointly devise and mutually agree upon reports frequency and content.

4. Invoicing - GTE will submit monthly invoices to Genuity for each month's service fee. The invoices will include a break down of labor costs by category and a separate line item for each expense category. GTE will retain monthly time sheets for each staff member that worked on the Genuity program showing their hours and the nature of the work performed. Invoices for contractor work and travel expense accounts will also be available by month. These backup records are to be maintained for three years. GTE shall make supporting documentation available for Genuity's review at GTE's offices at any time during normal business hours.


Genuity's Responsibilities with respect to Environmental Project Management
---------------------------------------------------------------------------
Services
--------

Genuity shall provide all information and data required for GTE to perform its duties hereunder including, but not limited to, providing GTE an Genuity point of contact to coordinate project management services and data needed to develop and maintain an environmental database. Genuity also shall provide all information/instruction regarding processing and payment of invoices and expense reports.

Pricing Structure for All Environmental Services Described in this SOW
----------------------------------------------------------------------

            Program Administrator                    $76.00 per hour
            Program Manager                          $57.00 per hour
            Administrative                           $31.00 per hour
            Subcontractors and Consultants           direct cost + 10%

In addition to these fees and charges, Genuity shall reimburse GTE for all travel-related costs and expenses in accordance with the terms of the agreement and for all costs and expenses for long distance, communications, reproductions, courier and delivery services, postage and supplies incurred by GTE in the performance of these services.

Other Specific Terms or Conditions with respect to Environmental Services
-------------------------------------------------------------------------

GTE may use GTE-approved subcontractors to perform any of the environmental services under this SOW.

Any or all of the Environmental Services described in this SOW may be terminated by Genuity for any or no reason upon 60 days written notice. In the event of termination, Genuity shall pay GTE for all services performed through the date of termination.

LIMITATIONS WITH RESPECT TO ALL ENVIRONMENTAL SERVICES
------------------------------------------------------

     GTE makes no representation or warranty concerning Genuity's environmental compliance; it is not possible for GTE to warrant Genuity's environmental compliance. GTE, acting in the capacity of an environmental consultant to Genuity, shall perform the environmental services described in this SOW in accordance with generally accepted practices in the environmental consulting field. Genuity acknowledges and agrees that GTE must, of necessity, rely upon information reported by Genuity employees and 3rd parties. GTE is not responsible for the accuracy of information provided by Genuity or any 3rd party, including without limitation subcontractors and consultants retained by GTE. Although this SOW states that GTE shall provide a variety of reports, the parties understand and agree that GTE's primary responsibility with respect to reports generated by 3rd parties is for GTE to coordinate and review such reports, using that degree of care GTE routinely exercises with respect to similar reports for its own properties.

     Genuity shall inform GTE of all pertinent details of Genuity properties and operations that have environmental implications. Genuity also has responsibility to physically maintain its sites and the on-site records specified by GTE. Genuity is responsible for ensuring that its on-site personnel attend training and refresher reviews of the plans and procedures written for their respective sites.




                                 SAFETY SERVICES

GTE Safety provides certain safety management, analysis, inspection and administrative services. Genuity desires to retain GTE to provide these services during an interim period while Genuity makes alternate arrangements for these services. GTE has agreed to provide the identified safety services as needed and requested by Genuity. Genuity may terminate these services upon 60 days written notice as set forth below.

1.   GTE shall provide the following safety services upon request of Genuity:

     . On-site safety management services. Genuity shall provide a single point of contact to administer, monitor, and follow-up on program activities.
     . On-site job safety analysis to identify potential hazards and develop site specific recommendations for corrective action.
     . Inspection of Genuity facilities and operations to monitor compliance with occupational safety regulations.
     . Respond to or contest an OSHA citation at the informal hearing level and higher.
     . Identify site-specific safety training requirements, such as defensive driving, first aid/CPR, lockout/tagout, hearing conservation, hazard communication, emergency evacuation, and ergonomics. GTE may conduct this training or coordinate the appropriate training through a third party vendor.
     . Provide local supervision with root-cause investigation support for serious injuries or vehicle collisions that result in a loss time injury or fatality.
     . Coordination with a Certified Industrial Hygiene vendor to resolve indoor air quality issues in facilities owned or leased by Genuity.

     . Assist in the development of building emergency evacuation plans for Genuity facilities.

2. In connection with such safety services, GTE shall provide the following safety program administration services:

     . Record Retention - GTE shall administer the paperwork as well as process and archive required records in a central system. GTE shall keep Genuity's records separate from GTE safety records. Genuity's records shall be the property of Genuity and will be transferred to Genuity, at Genuity's expense, as and when directed by Genuity.
     . Vendor Contracts - Upon request by Genuity, GTE will assist Genuity with contract negotiations with various 3rd party consultants. In addition, as requested by Genuity, GTE shall monitor Genuity's consultants for quality control, cost-effective solutions, timely delivery of reports and otherwise to protect the interests of Genuity.
     . Review Invoicing - GTE will review all invoices submitted by 3rd parties retained by GTE for accuracy and timely billing. GTE shall verify each invoice against the original contract proposal and shall process invoices in accordance with Genuity instructions to GTE.
     . Standardized Reports - As requested by Genuity, GTE shall provide standardized reports concerning the status of safety support activities in a mutually agreeable format. Frequency and content of reports to be mutually agreed upon.
     . Invoicing - GTE will submit monthly invoices to Genuity for each month's service fee. The invoices will include a break down of labor costs by category and a separate line item for each expense category. GTE will retain monthly time sheets for each staff member that worked on the Genuity program showing their hours and the nature of the work performed. Invoices for contractor work and travel expense accounts also will be available by month. These backup records are to be maintained for three years. GTE shall make supporting documentation available for Genuity's review at GTE's offices at any time during normal business hours.

Genuity's Responsibilities with respect to Safety Services
----------------------------------------------------------

Genuity shall provide all information required for GTE to perform its duties hereunder. Genuity must inform GTE of the pertinent details of any of Genuity's operations that may have employee safety implications.

Pricing Structure with respect to Safety Services
-------------------------------------------------

          Safety Director                    $76.00 per hour
          Safety Specialist                  $57.00 per hour
          Subcontractors and Consultants     direct cost + 10%

In addition to these fees and charges, Genuity shall reimburse GTE for all travel-related costs and expenses in accordance with the terms of the agreement and for all costs and expenses for long distance, communications, reproductions, courier and delivery services, postage and supplies incurred by GTE in the performance of these services.

Other Specific Terms or Conditions with respect to Safety Services
------------------------------------------------------------------

GTE may use GTE-approved subcontractors to perform any of the safety services under this SOW.

Any or all of the safety services described in this SOW may be terminated by Genuity for any or no reason upon 60 days written notice. In the event of termination, Genuity shall pay GTE for all services performed through the date of termination.

LIMITATIONS WITH RESPECT TO SAFETY SERVICES
-------------------------------------------

     The purpose of this SOW with respect to safety services is to assist Genuity in fulfilling its responsibility to establish and maintain a safe work environment for employees. GTE does not (and cannot) warranty Genuity's occupational safety compliance and does not assume any of Genuity's safety responsibilities. Genuity must maintain its work place free from recognized hazards in accordance with OSHA regulations, ensure a safe environment for its employees, and take such steps as are necessary and appropriate to prevent accidents or losses.

     Genuity shall inform GTE of all pertinent details of Genuity properties and operations that have safety implications. Genuity also has responsibility to physically maintain its sites and the on-site records specified by GTE.


                    IRVING-BASED BUILDING SECURITY SERVICES

GTE Security provides ID badge and card key issuance, alarm monitoring and investigative services for certain Genuity buildings in the Irving, Texas area. Genuity desires to retain GTE to provide these services during a transition period while Genuity makes alternate arrangements for these services. Genuity may terminate these services upon 60 days written notice as set forth below.

1. GTE shall issue ID badges and/or keycards to Genuity employees upon request and approval by an authorized Genuity supervisor. Genuity shall submit the ID badge and/or keycard request on a request form approved for use by GTE's Employee & Asset Protection department.

2. GTE will provide 24 hour monitoring of alarms in accordance with current practices and procedures in Genuity's buildings in Irving, TX and at which GTE currently provides these services. GTE will provide notification of alarms to Genuity in accordance with instructions from Genuity. Genuity understands and agrees that GTE's sole responsibility under this paragraph is to monitor the alarms and give notice of alarms in accordance with instructions from Genuity. GTE has no obligations or responsibilities to provide any other response to alarms.

3. Upon request of Genuity, GTE shall perform investigative services for Genuity to facilitate fact finding and improve information gathering in support of Genuity senior management, as well as to aid in prosecutorial activities, facilitate recoveries and encourage loss prevention. GTE shall report investigative findings in writing. Upon request of Genuity, GTE shall report material findings of criminal acts to the appropriate State or Federal criminal justice agency.

Genuity's Responsibilities with respect to Irving-Based Building Security
-------------------------------------------------------------------------
Services
--------

Genuity shall provide all information required for GTE to perform its duties hereunder, including without limitation current notification information in the event of an alarm.

Pricing Structure with respect to Irving-Based Building Security Services
-------------------------------------------------------------------------

     ID Badge                                        $ 2.50 each
     ID Badge & Keycard Combination                  $ 5.00 each

     Alarm Monitoring                                $30.00 per month

     Investigative Services (Other than
     Computer Forensic Investigative Services)       $ 60.00 per hour

     Computer Forensic Investigative Services        $150.00 per hour

Hourly rates will be charged for all time spent on investigative services, including without limitation all time associated with conducting investigations, reviewing documents, preparing reports and correspondence and attendance at meetings.

In addition to these fees and charges, Genuity shall reimburse GTE for all travel-related costs and expenses in accordance with the terms of the agreement and for all costs and expenses for long distance, communications, reproductions, courier and delivery services, postage and supplies incurred by GTE in the performance of these services. GTE shall submit quarterly invoices to Genuity for these Irving-based security services.

Other Specific Terms or Conditions with respect to Irving-Based Building
------------------------------------------------------------------------
Security Services
-----------------

GTE may use GTE-approved subcontractors to provide any of the Irving-based building security services described in this SOW, with supervision of such subcontractors to be provided by GTE; however, Genuity shall not be responsible for the costs of such subcontractors except as expressly set forth herein.

The parties acknowledge and agree that the alarm monitoring equipment located at Genuity's premises is owned by Genuity and that Genuity has sole responsibility for the repair and maintenance of such equipment. GTE has no obligations or responsibilities with respect to repair and maintenance of such equipment.

Any or all of the Irving-based security services described in this SOW may be terminated by Genuity for any or no reason upon 60 days written notice. In the event of termination, Genuity shall pay GTE for all services performed through the date of termination.

LIMITATIONS WITH RESPECT TO IRVING-BASED BUILDING SECURITY SERVICES
-------------------------------------------------------------------

     GTE does not warrant services against intrusion, loss, property damage, vandalism, or injury to employees, visitors or contractors.


                  CAMBRIDGE-BASED BUILDING SECURITY SERVICES

Genuity Security provides ID badge and card key issuance, alarm monitoring, guard services and investigative services for certain GTE buildings in Cambridge, MA, New London, CT, Rosslyn, VA, and Columbia, MD. These services are provided from a central security control center located in a GTE-owned building in Cambridge, MA. Genuity uses this same security control center to monitor numerous other Genuity sites. Accordingly, GTE has agreed to lease the security control center to Genuity during a transition period to allow Genuity time to design and construct an alternate security control center at another site. In turn, during this transition period, while Genuity has exclusive use and control of the security control center in Cambridge, MA, Genuity has agreed to provide certain security services to GTE. These services shall terminate no later than December 31, 2000; however, Genuity may terminate these services upon 30 days written notice provided that Genuity's lease of the security control room likewise terminates upon the date of termination of these services as set forth below.

The Cambridge-Based Building Security Services to be provided under this SOW are to be provided under the terms and conditions of the Agreement, EXCEPT for purposes of these Cambridge-Based Building Security Services the service provider is Genuity and the customer is BBNT Solutions LLL ("BBNT"), an affiliate of GTE. Accordingly, for purposes of these Cambridge-Based Building Security Services, (i) Genuity agrees to be bound by the terms of the Agreement as if it were GTE thereunder, and (ii) GTE and BBNT shall be bound by the terms of the Agreement as if they were Genuity thereunder.

1. Genuity shall provide security management and system monitoring services as described below:

     . Genuity will provide 24 hour monitoring of the currently installed security management system in BBNT's buildings in Cambridge, MA; New London, CT; Rossalyn, VA; and Columbia, MD; and will provide notification of alarms to BBNT in accordance with instructions from BBNT. BBNT is responsible for providing current notification information.
     . Genuity will provide a weekly alarm report and a list of authorized card users generated from the DSX security management system.
     . Genuity will provide response to intrusion alarms on perimeter doors, medical emergencies, and other emergency situations. Genuity also will provide after-hour employee escorts and vehicle assistance. Genuity will provide reasonable response time to service requests, but actual time depends on other required duties performed by security personnel.
     . Genuity will maintain the access control system in proper working order at its cost and expense; however, BBNT shall reimburse Genuity for all repair costs resulting from the negligence or willful misconduct of BBNT or its employees, agents or contractors.
     . BBNT owns the security system components located in its owned and leased buildings covered by this SOW (specifically excluding BBNT's subleased premises located at 70 Fawcett Street, Cambridge, MA), EXCEPT Genuity owns the security console and the equipment located therein in the security control center located at 77 Fawcett Street, Cambridge, MA.

2.   Genuity shall provide access control cards and keys as described below:

     . Genuity will provide access control cards and photo identification to BBNT employees in accordance with currently established procedures.
     . Genuity "owns" the facility code presently used on access control cards. Upon expiration or earlier termination of this SOW with respect to Cambridge-based security services, BBNT will endeavor to recover and return to Genuity the access control cards issued by Genuity.
     . Genuity will process photo identification / access control cards in accordance with the current badge office hours and procedures.
     . BBNT will provide Genuity with photo badge templates in digital format.
     . Cost of the first 100 badges per month is included in the monthly Security Management Fee. BBNT shall pay a fee of $25 per badge for each additional badge in excess of 100 badges issued in any month.
     . Genuity will maintain the current mechanical key hierarchy until BBNT installs an alternate hierarchy. Costs of keys will be included in the Security Management Fee. Re-coring costs will be charged at cost + 10%.

3.   Genuity shall perform investigative services for BBNT as described below:

     . Genuity will provide initial response to reports of internal thefts, security complaints and other security-related matters. Genuity's initial response and report is included in the Security Management Fee.
     . Upon request by BBNT, Genuity may provide further investigation beyond initial response and report at a cost of $75 per hour. BBNT shall reimburse Genuity for all travel-related costs and expenses associated with investigations in accordance with BBNT's travel policy. If Genuity does not have the capacity or desire to perform investigations beyond initial response and report, Genuity shall decline to provide such additional investigative services; Genuity shall not retain any third party consultants or investigators for or on behalf of BBNT.
     .    BBNT is responsible for background investigations of BBNT new hires

4.   Genuity shall provide guard services to BBNT as described below:

     . Genuity shall provide routine guard services in accordance with existing practices, including guard patrol services to internal and external BBNT property and initial emergency response. Genuity will manage the guard services.
     . If BBNT requests any special guard services for moves or other special events, BBNT shall pay the direct costs incurred by Genuity in accordance with Genuity's guard service contract, plus a 10% management fee, for such additional coverage.
     . Routine guard tours will include required checks of government secured containers and rooms.
     . Genuity will provide government "cleared" guards until May 31, 2000 and will provide required response to secure open government containers and rooms in accordance with present practices. Genuity will not maintain the capability to provide "cleared" response beyond May 31, 2000.

Term for Cambridge-Based Building Security Services and Transition of Services
------------------------------------------------------------------------------

The parties acknowledge that Genuity is leasing the space for the security control center located at 77 Fawcett Street from BBNT under the terms of a Lease Agreement of even date herewith.

The parties further acknowledge and agree that it is the intention of both parties to transition the security services covered by this SOW from Genuity to BBNT on or before December 31, 2000. In furtherance of this transition, Genuity hereby agrees to diligently proceed with the selection, design, and build-out of an alternate security control center to which it will migrate all non-BBNT security management and monitoring conducted by Genuity at 77 Fawcett Street.

This SOW shall terminate with respect to the Cambridge-based security services upon the earlier of (i) December 31, 2000, or (ii) 30 days after written notice of termination from Genuity to BBNT; it being understood and agreed that Genuity's lease of the security control room likewise shall terminate upon the date of termination of this SOW. Upon termination of this SOW, the parties agree to cooperate with each other in transitioning the security services provided hereunder to BBNT or its designated third party provider.

In addition, and notwithstanding anything to the contrary contained in this SOW, BBNT may terminate this SOW with respect to the guard services described in paragraph 4 above upon 30 days written notice to Genuity.

BBNT's Responsibilities with respect to Cambridge-Based Building Security
-------------------------------------------------------------------------
Services
--------

BBNT shall provide all information required for Genuity to perform its duties hereunder, including without limitation current notification information in the event of an alarm. As stated above, BBNT also will provide Genuity with photo badge templates in digital format.

Pricing Structure with respect to Cambridge-Based Building Security Services
----------------------------------------------------------------------------

Genuity may use Genuity-approved subcontractors to provide any of the Cambridge-based building security services described in this SOW, with supervision of such subcontractors to be provided by Genuity; however, BBNT shall not be responsible for the costs of such subcontractors except as expressly set forth herein.

In addition to the fees set forth elsewhere herein, BBNT shall pay Genuity the following fees for these services:

     System Monitoring Service (including all
     system maintenance and repairs, except
     as expressly set forth in this SOW)             $5,400.00 per month

     Security Management Fee                         $2,675.00 per week

     Routine Guard Services Fee                      $3,330.00 per week

Genuity shall submit monthly invoices to GTE for these Cambridge-based security services.


LIMITATIONS WITH RESPECT TO CAMBRIDGE-BASED BUILDING SECURITY SERVICES
----------------------------------------------------------------------

     Genuity does not warrant services against intrusion, loss, property damage, vandalism, or injury to employees, visitors or contractors. The success of any security program is contingent upon the active participation of all employees, visitors and contractors and requires the support of all levels of management.

GTE SERVICE CORPORATION                 GENUITY SOLUTIONS INC.


By:____________________________         By:_____________________________

Title:_________________________         Title:__________________________

                                                                    ATTACHMENT 4

                               STATEMENT OF WORK

                                      FOR

                               BILLING SERVICES

This Statement of Work ("SOW") is made by GTE Consolidated Services Incorporated, ("CSI") and Genuity Solutions Inc., and its subsidiary companies (collectively referred to as "GENUITY"), and is hereby made a part of and shall be governed by the Transition Services Agreement.

This SOW establishes the terms and conditions pursuant to which GENUITY wishes to obtain from CSI, and CSI shall provide to GENUITY, billing, credit and collection services for GENUITY for a transitional period of one (1) year. This SOW may not be renewed. During the transition period, GENUITY requires various billing, credit and collection services in order to properly bill and receive revenue from its customers. CSI has in the past, and continues to possess, the capability of providing such billing, credit and collection services to meet the billing, credit and collection needs of GENUITY for the continuing and uninterrupted flow of revenue to GENUITY.


1.   SERVICES IN GENERAL.

     (a) This SOW establishes the terms and conditions pursuant to which GENUITY shall obtain from CSI, and CSI shall provide to GENUITY, billing, credit and collection services regarding GENUITY's corporate/commercial customers (individually and collectively, "Services") described in various schedules to this SOW (individually a "Schedule" and collectively the "Schedules"). To the extent of any conflict or inconsistency between the terms and conditions of a Schedule and the terms and conditions of this SOW, the terms and conditions of the applicable Schedule shall control.

     (b) All Schedules shall: be and are hereby incorporated by reference as a part of this SOW and shall: (i) describe the type and scope of Services to be performed, resources to be provided or obligations to be discharged by CSI pursuant to the SOW; (ii) describe the obligations of GENUITY related to this SOW, including any facilities, equipment, personnel and tasks or other support to be provided or performed by GENUITY; (iii) specify any other terms and conditions appropriate to the Services to be performed and the obligations of the parties relative thereto. The attached Schedules are as follows:

               Schedule A-Description of Services

               Schedule B-Performance Standards

               Schedule C- Current Products Billed

               Schedule D-Change Request Procedures

               Schedule E- Arbor Conversion

               Schedule F-ATM Services

               Schedule G- Pricing

               Schedule H- Tax Services

     (c) No changes to the scope of Services shall be permitted unless set forth in writing pursuant to the procedures set forth in Schedule D, Change Request Procedures.

2.   CREDIT AND COLLECTION SERVICES.

     (a) CSI shall perform the credit and collection Services set forth in the Schedules, upon written request by GENUITY.

     (b) In addition to the provisions of the Transition Services Agreement concerning Compliance with Laws, with regard to Credit and Debt Collection, the parties, their employees, contractors, agents and assigns shall comply with all applicable federal, state and local credit and debt collection statutes, ordinances, regulations, and codes including but not limited to the Fair Credit Reporting Act, 15 U.S.C. Section 1681, et seq., The Equal Credit Opportunity Act, 15 U.S.C. Section 1691, et seq., The Fair Debt Collection Practices Act, 15 U.S.C. Section 1692, et seq., and the Consumer Credit Protection Act, 15 U.S.C.
Section 1601, et seq.

3.   INFORMATION TECHNOLOGY REQUIREMENTS.

CSI will provide such records and data processing tools as necessary, to provide the Services set for herein, either through its own information technology ("IT") resources or those of its affiliates and third party contractors.
GENUITY will give CSI prompt written notice of any modifications to its existing records and data systems, when it augments such systems or obtains new records and data systems, that may materially affect CSI's ability to provide services hereunder.

4.   REPLACEMENT AND MODIFICATION OF SYSTEMS.

CSI reserves the right to modify or replace its billing systems at any time during the term hereof, to support increased capacity or new products or services requested by GENUITY or required for the performance of Services by CSI ("Changes"), provided, however, such Changes will not result in any material loss of functionality of such billing systems or Services. CSI shall give GENUITY immediate notice of such Changes.

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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GENUITY understands and agrees that as used herein, the term "billing systems"
shall refer solely to the protocol that CSI employs in tandem with the particular transmission medium used by GENUITY that enables CSI to read and process GENUITY's data as detailed in the Schedules and any attachments thereto.

5.   SERVICES PRICING AND INVOICING

     (a) Pricing for CSI Services is set out in Schedule G, Services Pricing. Such pricing does not include applicable sales, use or similar taxes, which shall be added to the amount invoiced.

     (b) In addition to the provisions set forth in the Transition Services Agreement, GENUITY agrees to pay the full invoiced amount represented on each invoice, or in the event that an amount is in dispute, submit a written request for review of the disputed portion of the invoice by the payment due date of the invoice. If GENUITY fails to pay or submit a request for review of a disputed billing procedure, as provided herein, by the payment due date, CSI reserves the right to charge interest at a rate of 1 1/2 % per month or at the highest allowable statutory rate. In the event of a dispute concerning an invoice received by GENUITY, GENUITY shall promptly notify CSI in writing of the disputed item(s) with a description of the dispute on or before the due date of the invoice. CSI shall respond within 20 days of receipt of such dispute. If the dispute cannot be resolved by the parties within 30 days thereafter, the parties will resort to the dispute resolution procedures set forth in the Transition Services Agreement.

     (c) In addition to the provisions for expense reimbursement set forth in the Transition Services Agreement, GENUITY shall reimburse CSI for all reasonable expenses approved by GENUITY, incurred on GENUITY's behalf for the purposes of providing the Services ("Expenses"). There shall be no mark-up for invoiced Expenses. CSI shall invoice GENUITY for Expenses as they accrue monthly.

     (d) The parties shall negotiate pricing within 120 days of the anniversary of this SOW as set out in Section 6 (b) Term with new pricing to be effective on the anniversary date of this SOW. However, CSI reserves the right to increase its rates and charges at any time during the term or any renewal term to include increases in costs as the result of changes in Applicable Law, regulation, or postal rates, or other similar circumstances beyond CSI's control, related to CSI's provision of Services, whether recurring or non-recurring, upon thirty
(30) days written notice to GENUITY.

Upon GENUITY's termination of this SOW, for convenience before the end of the initial term, as provided in Section 6, prior to the end of the term, GENUITY will reimburse CSI, its parent or affiliate, as the case may be, for all GENUITY-approved, third party

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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costs for equipment or software which have been incurred by CSI after the execution of this SOW as a direct result of CSI's provision of Services under this Agreement or any Statement of Work, provided that GENUITY shall be entitled to any right, license or title related to any such equipment or software to the extent CSI has the legal authority to convey such right, license or title. In addition, in the event GENUITY terminates this SOW for convenience during the term or any renewal term, GENUITY will reimburse CSI for $8 million of the $16 million license fee paid by CSI, its parent or affiliated company, as the case may be, for the Kenan-Arbor Software License.

6.   TERM.

     (a) This SOW is effective as of the Effective Date of the Transition Services Agreement and shall continue in full force and effect for an initial term ("Initial Term") of one (1) year. This SOW may not be renewed..

     (b)  Termination without Cause. Either party may terminate this Statement
          -------------------------
of Work without cause upon a minimum of one hundred and eighty (180) days written notice to terminate. The parties agree that this notice period is longer than the 120 day termination provision set out in the basic Agreement, and agree to the longer period in order to accommodate GENUITY's minimum requirements in transitioning to another service provider or another billing and collection mechanism. Upon receipt of notice of termination, the parties shall meet to determine a plan for transition and termination, the termination date shall not be longer than one year from the date the non-terminating party receives such notice of termination.

     (c)  Termination for Cause. GENUITY may terminate this Statement of Work
          ---------------------
for cause, upon written notice and with an opportunity to cure pursuant to the Transition Services Agreement, due to CSI's material failure to administer GENUITY's established policies and procedures (which have been given to CSI in writing prior to such alleged failure). For purposes of this agreement, "material failure" is defined as the occurrence of either: (i) three (3) or more breaches of separate policies or procedures within a twelve (12) month rolling period or (ii) two (2) or more breaches of the same policy or procedure within a rolling twelve (12) month period.

     (d) In addition to the foregoing, this SOW may be terminated by: (i) mutual agreement of the parties or (ii) in the event of termination of the Transition Services Agreement, this SOW will terminate simultaneously therewith.

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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7.   CSI ON- SITE PERSONNEL.

     (a) CSI shall provide on-site personnel at specifically designated GENUITY location(s) to support GENUITY's requirements as mutually agreed by the parties. All such on-site personnel will work under the direction and control of CSI.

     (b) CSI shall be responsible for all timekeeping, payroll, applicable benefits (if any), workers compensation, insurance, employment and other related taxes, documentation and related administrative duties or other requirements with respect to the CSI on-site personnel.

     (c) CSI shall require all employees or subcontractors located on-site at GENUITY's location(s) to comply with the published rules, regulations and policies of GENUITY which shall be provided to all on-site employees at the time the on-site employee is assigned to an GENUITY location(s).

     (d) CSI and the on-site personnel shall treat and maintain all information obtained at GENUITY's location(s) as Confidential Information as set forth in the Transition Services Agreement.

     (e) In the event that GENUITY requires on-site personnel, GENUITY will provide adequate office space and accommodations to support such on-site personnel. The term "adequate office space and accommodations" means that GENUITY shall provide, including but not be limited to, office space specifically designated for CSI employees in or near GENUITY's offices equipped with computers, telecommunications, e-mail, internet access, ordinary and customary office furniture and equipment and mail and janitorial services.

     (f) In the event that GENUITY requires the office relocation of any on-site personnel provided by CSI, GENUITY will reimburse CSI for all business-related costs incurred by CSI associated with relocation of CSI personnel as set forth herein. 8.

     ACCESS NEEDS OF PARTIES AND CONFIDENTIALITY PROTECTIONS FOR PERSONNEL ON SITE TO EITHER PARTY.

In addition to the provisions set forth in the Transition Services Agreement, each party shall permit reasonable access during normal working hours to its facilities and systems that are used in connection with the performance of Services. On-site personnel shall be given security authorization for limited access to GENUITY's facilities for the purpose of performing the Services. For all other types of access by non on-site personnel, reasonable prior notice shall be given when access is required.

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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9.   FORECASTING

In order to permit CSI to plan for and implement the Services, GENUITY shall provide CSI with quarterly forecasts of billing volumes for each fiscal quarter during the term hereof. Each quarterly forecast must be submitted to CSI no later than 60 days prior to the end of the preceding quarter and such forecast shall provide:

         (1) volume of gross billing (in dollars),

         (2) percentage increase or decrease in volume of amounts billed,

         (3) billing volume for new customers and estimated dollar value.

         (4) Number of Customers- Broken out into classifications: Total, New and Incremental (increase or decrease)

         (5) Number of Usage Records (for usage products) per month, per product; date expected to be made available to billing; requested in-service date

         (6) Number of Non-Usage Billing Events: NRC's and MRC's per month, per product; date expected to be made available to billing; requested in-service date

         (7) Volume of Individual Customer Basis contracts

         (8) Activation time required for new customer or new products to introduced in the applicable quarter and the effective date for the following:
                  (i)    new products
                  (ii)   new customers
                  (iii)  new pricing
                  (iv)   bundled services and/or pricing

         (9) Requirements for development of new billing capabilities or changes to existing capabilities pursuant to Schedule D, Change Request Procedures.

     The parties acknowledge that material changes to billing events processed by the CSI system, including but not limited to, introduction of new products, the addition of a significant number of new customers, significant deviations from forecasted volumes or significant increases in billing volumes, or delays from forecasted dates in launching new products may lead to limitations on CSI's ability to provide the Services. In order to provide CSI with the best available information concerning GENUITY's projected volumes and changes that have an impact on CSI's provision of the Services described in this SOW, the parties shall meet quarterly to review GENUITY's forecast for the next quarter to determine

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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          the requirements of each party in order for CSI to provide the level of Services required by this SOW.

     10.  CHANGE CONTROL.

          (a) All requests for changes to or addition of Services for new products, new customers, termination of customers, significant increases/decreases to numbers of bills or other changes regarding the Services must be made in accordance with the Change Request Procedures set forth at Schedule D.

          (b) In addition, GENUITY shall communicate all IT requirements, changes, clarification, question or requests of any nature regarding the CSI system directly to CSI personnel or management. In no event shall GENUITY communicate directly with any affiliates or subcontractors of CSI regarding such requests or other components or services rendered pursuant to this SOW without the written consent of CSI.

     11.  TAXES.

(a) CSI shall provide the tax services described in Schedule H, Tax Services. GENUITY shall be liable for all applicable sales, use or similar taxes for amounts invoiced to GENUITY's customers and GENUITY shall be responsible for preparation and filing of all tax returns and applicable tax reporting to all taxing jurisdictions. Taxes shall be added to each customer's invoice, however, CSI shall not be liable for miscalculation or omissions with regard to such taxes.

     12.  MODIFICATION

     This SOW or any Schedule attached hereto may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties pursuant to the terms of the Transition Services Agreement.

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

                                       7
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IN WITNESS WHEREOF, the parties hereto have executed this SOW through their authorized representatives.

GTE Consolidated Services Incorporated  Genuity Solutions Inc.

By: ____________________________        By:___________________________

Name:___________________________        Name:_________________________

Title:__________________________        Title:________________________

Date:___________________________        Date:_________________________

CONFIDENTIAL INFORMATION-Subject to Protective Order in CC Docket No. 98-184 before the Federal Communications Commission

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                                                                   ATTACHMENT 4A

                                  Schedule A
                        Description of Billing Services

The scope of the Services set forth herein may be modified by mutual agreement, but all modifications must be in writing, signed by both parties. CSI shall perform no services outside the scope of the Services as defined in writing in this Schedule A. No changes to the scope of work shall be permitted unless set forth in writing executed by an authorized manager of each party (for purposes of authorization, e-mail will not be considered a "writing").

Under this SOW, CSI agrees to provide to GENUITY the following functions, which collectively are defined as Billing Services:

 .  Data Accumulation
 .  Bill Processing
 .  Bill Format and Distribution
 .  Inquiry & Investigation
 .  Credit Verification
 .  Collections Administration
 .  Payment Processing
 .  Administration of Billing Capability

The following sections describe each of these functions and the roles and responsibilities of CSI and GENUITY in fulfilling these functions.

Section 1.0 - Data Accumulation

1.0 Data accumulation consists of the validation and correction (as agreed upon) of usage based billing events, trending, guiding of usage based events to a customer account, provisioning of unrated and/or rated call detail files as agreed upon and preparing usage based events for bill calculation process. Such events may be voice, data, database lookups and value added services. Events can be recorded by GENUITY'S network or received from an external company.

1.1   CSI will:

1.1.1 Validate and manage usage based billing events on a timely basis (daily), from mediation to billing, and process those records for billing in accordance with the business rules defined by GENUITY. In situations where GENUITY performs the collection and mediation processes, CSI will accept only those records which are in the standards and format defined by CSI.

1.1.2 Provide balancing and control procedures to assure all usage based billing events provided by GENUITY are processed and distributed to the billing systems in an accurate and timely manner.

CONFIDENTIAL INFORMATION-SUBJECT TO PROTECTIVE ORDER
IN CC Docket No. 98-184 before the Federal Communications Commission

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1.1.3 Investigate all events in error and return to GENUITY for review and disposition any errors that CSI cannot correct.

1.1.4 Perform trending on billing events and provide reporting to GENUITY for their analysis of customer behavior and impact on revenues

1.1.5 Provide monthly reports to GENUITY on the volume of usage based billing events processed, volume of events determined to be unbillable due to errors, and root cause analysis of event processing errors.

1.2   GENUITY will:

1.2.1 Provide to CSI scheduled usage based event transmissions in the format and standards as mutually agreed to by the parties.

1.2.2 Provide to CSI usage based event transmission balancing and control information in the format and standards as mutually agreed to by the parties.

1.2.3 Notify CSI of any delays in scheduled transmissions and will not hold CSI responsible for any missed cycle cutoffs due to delays caused by GENUITY.

1.2.4 Notify CSI of usage rate changes in a timely manner and will not hold CSI responsible for any missed rate change update due to delays caused by GENUITY. Rate changes and any new usage based events to be billed will be communicated to CSI as outlined in Schedule D- Change Request Procedures

Section 2.0 - Bill Processing

2.0 Bill Processing consists of the creation of formatted billable data for all customers at bill now time. This process includes the retrieval of all usage-based events, customer specific product and services information, recurring and non-recurring charges, adjustments to customer accounts and payment data.

2.1   CSI will:

2.1.1 Maintain billing schedules in accordance with GENUITY business requirements. Billing schedules will be prepared on a monthly basis and approved by GENUITY and CSI. Any changes in final mail dates to customers will be mutually agreed on by both parties.

2.1.2 Calculate all federal, state, and local sales, use, excise, gross receipts, and other taxes and tax-like charges imposed on GENUITY's services in accordance with the tax application guidelines provided by GENUITY.

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

2.1.3 Develop and maintain the billing process for GENUITY's pricing and discounting plans for products and services offered by GENUITY.

2.1.4 Perform quality assurance reviews of billing system outputs to verify the accuracy of billing and take the required action to correct billing exceptions identified.

2.1.5 Maintain financial and journalization tables to ensure the accurate transmission of billing data to GENUITY's Financial Reporting system, SAP.

2.1.6 Maintain billing data files for the period of time consistent with applicable law and GENUITY business requirements.

2.1.7 Provide security controls for usage based event and billing data to assure only those organizations/individuals authorized by GENUITY have access to such data.

2.2   GENUITY will:

2.2.1 Provide to CSI information regarding new pricing and discount plans or changes to existing pricing and discount plans as outlined in Schedule D-Change Request Procedures.

2.2.2 Provide direction and business requirements to CSI regarding the application and billing of Taxes, including, without limitation, implementation of the following:

          2.2.2.1 Procedures or information relating to taxes that are applicable to GENUITY products and services for all taxing jurisdictions.

          2.2.2.2 Procedures or information arising from changes to Applicable Law relating to Taxes.

          2.2.2.3 Procedures or information relating to Taxes on new products and services offered by GENUITY.

          2.2.2.4    Procedures or information relating to Tax surcharges.

          2.2.2.5 Procedures or information relating to the tax status of a particular customer.

2.2.3 Provide CSI with GENUITY's requirements related to the information flow from the billing system as applicable to journalization of revenues, cash, accounts receivable and uncollectible activity processed by CSI's billing systems.

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

2.2.4 Provide CSI customer sales, order entry, and provisioning data on a daily schedule as input to the billing function performed by CSI. These updates shall include for new GENUITY customers, all account information necessary to establish an account on the billing system customer account database. For existing customers, these updates shall include all changes to the account and the effective date of the change.

2.2.5 Provide to CSI such access to GENUITY sales, order entry, provisioning and financial systems that are required in order to supply the billing system with appropriate customer or product related data required by CSI in the preparation of a customer bill.

2.2.6 Provide for CSI maintenance and training on GENUITY systems that require access by CSI employees.

2.2.7 Provide to CSI an initial list of GENUITY employees authorized by GENUITY to access and review customer data and product/service data from CSI's billing systems. Updates to this list will be communicated to CSI on no less than a monthly basis and immediately upon the termination of any previously authorized employee.

2.2.8 Provide to CSI on no less than a monthly basis, a report of known or suspected billing issues detected by GENUITY from any source, including but not limited to customer feedback or inquiries and analysis of financial reporting data.

Section 3.0 - Bill Format and Distribution:

3.0 Bill Format and Distribution consists of the processes used to support the production of the bill in the format and on the media defined by GENUITY business requirements and the distribution of the bill and any supplemental information to the customer.

      3.1   CSI will:

3.1.1 Maintain and support bill presentation formats in paper media. Support for invoice preparation on alternative media (CD-ROM, diskette, electronic) will be evaluated through the Change Request Procedures based on GENUITY's business requirements, See Schedule D.

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

3.1.2 Provide balancing and control processes to assure all print files are received, processed and distributed in accordance with established Bill Processing schedules.

3.1.3 Manage the investigation and corrective action associated with any files/documents that are not successfully transmitted and printed.

3.1.4 Burst, fold, insert, apply postage and mail all customer bills in accordance with Bill Processing schedules.

Administer the recovery of mutilated bills utilizing CSI's standard bill reprint process.

3.1.5 Provide to GENUITY a confirmation of the total documents mailed by cycle, by entity for each processing date.

3.1.6 Provide for the preparation and distribution of supplemental information, primarily call detail reporting, in paper and electronic media. Support for supplemental detail information on alternative media, including CD-ROM and diskette will be evaluated through the Change Request Procedures set forth in Schedule D based on GENUITY's business requirements.

3.1.7 Perform inventory control and ordering of forms for GENUITY bills and envelopes to assure proper stock levels.

3.1.8 Adhere to required USPS regulations and will manage the distribution process to assure the most favorable postage rates to GENUITY.

3.1.9 Support the mailing of promotional and informational material (commonly referred to as bill inserts) in GENUITY's bill mailings or through direct mailing to selected customers.

GENUITY will:

3.2.1 Notify CSI of any changes to paper stock or envelopes 75 days in advance to allow for lead-time and restocking.

3.2.2 Provide sample inserts to CSI for testing at least 5 business days prior to designated bill dates.

3.2.3 Define business requirements and provide test data for any new bill formats or media that GENUITY deems necessary to meet business or customer demands. GENUITY will follow the guidelines in Schedule D-Change Request Procedures, when requesting a change by CSI.

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Section 4.0 - Inquiry and Investigation

4.0 Inquiry and Investigation consists of those processes necessary to answer and resolve questions received from GENUITY's customers regarding their bill or billing services, such as questions concerning receipt of payment, request for duplicate bill copy, change of address, an explanation of the bill or referral of a billing issue from an GENUITY employee. An inquiry may be received by phone, automated attendant, voice mail, facsimile, or electronic means.

4.1 CSI will, pursuant to GENUITY's policies, procedures and at GENUITY's direction:

4.1.1 Support customer billing inquiry and adjustment functions as defined by GENUITY, including providing Customer Billing Inquiry Representatives to answer direct calls from GENUITY customers on matters related to the customer bill.

4.1.2 Provide Customer Billing Inquiry Representative and management support staffing for those hours of service currently defined as 8:00 AM to 5:00 PM Eastern and Central standard time.

4.1.3 Provide the necessary training and monitoring of employee performance to assure that employees are performing in accordance with GENUITY business policies.

4.1.4 Manage and perform billing-related problem investigation, resolution and tracking for customer reported billing issues that cannot be handled during the customer bill inquiry process. CSI will take the required actions to correct problems within the billing processes and billing systems. If the issue investigation process determines the problem is a result of errors in systems or processes managed by GENUITY, CSI will inform GENUITY and will assist GENUITY as requested through the resolution process.

4.1.5 Perform root cause analysis of bill inquiry calls to determine appropriate level of resolution within the billing process to minimize recurring customer impact and to reduce subsequent calls.

4.1.6 Provide to GENUITY monthly reports of compliance to performance standards and service levels and of root cause analysis of inquiry calls.

4.2   GENUITY will:

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

4.3 Provide necessary telecommunications support and network integration to meet service level standards and provide ongoing support of all 800 numbers assigned for customer inquiry.

4.2.1 Provide to CSI copies of all information necessary for CSI to train its Customer Inquiry representatives and supervisory staff to answer customer questions regarding information contained on their bill. This information will include, but is not limited to: product and service descriptions, availability of products and services, rate and pricing schedules, promotional terms and conditions, and any customer specific contracts and/or terms and conditions. Information should be received by CSI no later than 15 days prior to the change being effective.

4.2.2 Provide to CSI business policies outlining its customer services standards including, but not limited to the amount a CSI Customer Inquiry representative may adjust from a customer's bill, supervisory approval levels for adjustment activity, and escalation procedures for when a customer should be referred to an GENUITY representative/officer for problem resolution.

4.2.3 Provide CSI personnel with access to any non-billing systems that are necessary for the investigation and resolution of billing related questions. These systems include but are not limited to sales/order entry systems, pending order activity, provisioning, trouble reporting systems. GENUITY will provide the ongoing maintenance and support of these systems, including the cost of access to and processing of transactions generated by CSI personnel on behalf of GENUITY customers.

4.2.4 Commit to make the necessary changes in it's supporting systems for errors that are causing errors in the billing system. All costs to correct these systems will be borne by GENUITY. GENUITY will also bear the costs of correcting problems in CSI maintained billing systems.

Section 5.0 - Credit Verification

5.0 Credit Verification consists of those administrative functions necessary to perform credit checks to determine credit worthiness of new GENUITY customers, in accordance with standards established by GENUITY, and to communicate the results of these findings to GENUITY management for further actions.

5.1 CSI will, pursuant to GENUITY's policies, procedures and at GENUITY's direction:

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

5.1.1 Determine credit worthiness of new customers in accordance with standards established by GENUITY.

5.1.2 Determine credit worthiness of current GENUITY customers who add new products and services over their approved credit limit, in accordance with standards established by GENUITY.

5.1.3 Notify GENUITY sales personnel when the credit verification process determines a deposit may be required from a customer prior to the establishment of service.

5.1.4 Refer to GENUITY management reports of customers who do not pass credit checks and the reasons for denial under the standards established by GENUITY.

5.1.5 Maintain contracts with major credit reporting bureaus, both domestic and international, that are required in order to fulfill the credit verification described above.

5.2 GENUITY will define credit worthiness standards for new and current customers wishing to add services. Any changes to these policies will be communicated to CSI no later than 15 days prior to their effective date to allow for changes to operating procedures and system parameters.

Section 6.0 - Collections Administration

6.0 Collections administration consists of those functions necessary to support the risk management policies established by GENUITY and to assist GENUITY in minimizing the loss of GENUITY billed revenues.

6.1   CSI will:

6.1.1 For accounts that are in a delinquent status as defined by GENUITY business policies, perform collection activities including sending collection letters to customers, resolving billing disputes and contacting customers in an attempt to collect.

6.1.2 In accordance with GENUITY business policies CSI will notify GENUITY management when a customer's account reaches the thresholds established by GENUITY for unacceptable balances or delinquent payment, . Upon direction from GENUITY management, CSI will return the customer account to GENUITY for disposition or refer the debt to an outside collection agency.

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

6.1.3 Provide monthly, a report of accounts receivable aging, average collection period and amount of uncollectible write-offs and recoveries for the period.

6.1.4 Refer any accounts that are identified during the collections process as being in bankruptcy, receivership, probate, etc. to GENUITY's Legal department for further action. CSI will write off these accounts as directed by GENUITY.

6.2   GENUITY will:

6.2.1 Define policies for the treatment and collection of delinquent accounts. Any changes to these policies will be communicated to CSI no later than 15 days prior to their effective date to allow for changes to operating procedures and system parameters.

Section 7.0 - Payment Processing

7.0 Payment Processing includes those activities necessary to post/update payment activity to customer accounts, deposit funds, as required, in GENUITY bank accounts, research and resolve any payment posting errors and process returned items from banks or other financial institutions

7.1   CSI will:

7.1.1 Process on a daily basis any customer payments received by CSI. This processing will include the allocation of payment data to the appropriate customer account and the transmission of payment data to the applicable customer account database.

7.1.2 Perform balancing and control processes to ensure all payment data transmitted to the billing systems are accepted and processed. CSI will be responsible for resolving all out of balance conditions.

7.1.3 Deposit, on a daily basis, any funds it receives in the designated GENUITY bank accounts. CSI will provide to GENUITY, monthly reports of bank deposit activity.

7.1.4 Investigate and make any required adjustments to a customer's account as the result of payment processing errors or as a result of returned items from banks or other financial institutions.

7.1.5 Perform balancing and control processes to ensure all payment data transmitted from external parties are accepted and processed to the CSI billing systems. External parties may include a lockbox processor, a credit card processor, electronic funds transfer or electronic data interexchange. CSI will manage the resolution of any out of balance conditions.

7.2 GENUITY will be responsible for defining performance standards, negotiating pricing, and managing the relationships between its lock box and credit card providers. Fees for these services will be directly billed from the providers to GENUITY.

Section 8.0 - Administration of Billing Capabilities

8.0 The administration of billing capabilities includes those activities necessary to assure the billing systems used by CSI to bill GENUITY customer's are maintained and supported to assure that billings reflect the correct rates, terms, prices and conditions for GENUITY's products and services

8.1 CSI will, in accordance with GENUITY's policies, procedures and at GENUITY's direction:

8.1.1 Administer, develop and implement changes to its billing systems in support of objectives established by GENUITY for billing its customers, including development of billing functionality to support new products and services as identified by GENUITY.

8.1.3 Provide assessment of current and new billing capabilities and identify alternative billing solutions to meet GENUITY's billing requirements.

8.1.4 Administer and update billing system tables and business rules with product and service changes requested by GENUITY as outline in Schedule D - Change Request Procedures.

8.1.5 Perform user acceptance testing on behalf on GENUITY to ensure system and/or table driven changes accurately reflect the intended changes to GENUITY products and services and that such changes do not adversely impact billing production. CSI will manage the resolution of error conditions noted through testing.

8.1.6 Control, resolve and eliminate the cause of problems that occur due to CSI caused errors in billing systems or processes.

8.1.7 Refer to GENUITY for investigation and resolution, errors detected in the billing process that are due to systems or processes performed or maintained by GENUITY, e.g. ordering and provisioning errors.

8.1.8 GENUITY and CSI agree to provide the necessary systems interfaces and connections for the transfer of customer account, product and service, billing and financial data between CSI maintained billing systems and GENUITY maintained systems including, but are not limited to sales/order entry systems, pending order activity, provisioning, trouble reporting systems.

8.2   GENUITY will:

8.2.1 Define changes to existing products and services and requirements for new products and services in accordance with Change Request Procedures outlined in Schedule D, including the definition of business requirements and testing data.

8.2.2 Provide subject matter experts to answer questions and define test scenarios.

                                                                   ATTACHMENT 4B

                                  Schedule B
                     Billing Services Performance Measures


CSI and GENUITY agree to jointly define and establish a detailed action plan to develop metrics that measure the effectiveness of the overall billing process and compliance with the Billing Services business policies and procedures established by GENUITY ("Action Plan") within sixty (60) days following the effective date of this agreement. The Action Plan, will provide a mechanism to establish guidelines ("Guidelines")based on performance metrics agreed upon by the parties in accordance with the SOW and Transition Agreement. The Guidelines will become effective upon the effective date of the renewal term, if any. Included in the operating metrics will be measurements associated with the services performed by CSI, as described in Schedule A-Description of Services, as well as measures associated with the functions performed by GENUITY which are an integral part of the total billing process, including but not limited to usage polling and collection and provisioning timeliness.

Operating and compliance metrics will be defined and established relating to billing timeliness and accuracy and credit and collections performance. CSI and GENUITY agree to use the initial term of this agreement to establish threshold levels of performance by CSI related to the metrics identified, and to establish remedies to address CSI's inability to meet such performance levels in future terms. The parties agree that assessment of actual performance against agreed upon threshold levels, as well as implementation of the foregoing remedy structure will begin in the renewal term, if any, of this agreement.

The Metrics established will be in substantially the form attached hereto. Performance will be measured on a monthly basis, from the 1st through the 31st. Metrics will exclude any jointly agreed upon holidays during which the defined billing services may not be performed. Any variance from these performance measures will be described in writing with actions identified to bring performance to the agreed upon level.

                                                                   ATTACHMENT 4C

                                  Schedule C
                    Products and Services Currently Billed
                          by CSI on Behalf of GENUITY

The following list represents those products and services that are currently billed by CSI on behalf of GENUITY. CSI has established system and process capabilities that support the billing for these products and services.

Any new products and services or any modifications to the billing for the products and services outlined below will require changes to the current billing systems and processes used by CSI. For any new products and services or modifications, GENUITY will submit a request for change to CSI in accordance with Schedule D, Change Request Procedures. CSI will evaluate the requested change and provide to GENUITY a written estimate of the cost and timeframes associated with the change as outlined in Schedule D.


Products Billed:                            Web Advantage
@Vault                                      Web Hosting
ADSL
ATM PVC
BizConnect
Custom Hosting
Dialinx
Digital Subscriber
Ecache
Frame Relay
GNI Colocation
International ISP
Internet Advantage
Internet Advantage International
Internet Call Manager
Internet Server
IP Fax
ISP Direct
Managed Messaging
Private Line
Security Advantage
Site Patrol
Site Patrol International
Unified Messaging
Virtual Internet Service
Virtual Private Network
Voice Over IP
VPN International

                                                                 ATTACHMENT 4D

                                  Schedule D
                           Change Request Procedures


1.0 Change request procedures to modify CSI's billing system or subprocess support systems are initiated through a written Change Request (CR).

2.0 A high level estimate of the Time and Cost (T&C) for changes the CSI systems or processes (order of magnitude) may be requested through the CHANGE REQUEST process. An order of magnitude may also be requested at the early stages of product or service development (GENUITY's PDMM or PD&L processes) to project anticipated costs and roll-out schedules. Order of magnitude estimates are not binding and will be estimated at CSI's discretion. Should GENUITY wish to pursue implementation of the change proposed in the order of magnitude, GENUITY shall issue a formal request for a T&C estimate as outlined in Section 3.0.

3.0 GENUITY may request a T&C estimate by submitting a T&C CHANGE REQUEST form to CSI's Change Control Manager. CSI will normally respond to GENUITY's request for an estimate within five (5) Business Days of receipt for table changes, ten (10) Business Days for pricing or contract changes and thirty
     (30) Business Days for new development. CSI's response will include the cost for development and implementation activities, an estimate of any new recurring charges, the implementation date, and all assumptions and/or deviations from GENUITY's specifications. This shall be a binding commitment from CSI to deliver the requested functionality at the stated price and on the stated date except as noted in Section 11.0 of this Attachment. For complex requests for new development a detailed break-out of the cost by functionality may be requested by GENUITY.

          3.1 All T&C CHANGE REQUEST responses shall include a listing of any new or increased recurring billing functional or data processing charges that shall apply. All recurring charges will require written authorization by GENUITY prior to development and implementation of the T&C CHANGE REQUEST.

          3.2 In the event this information is unavailable on the day the T&C CHANGE REQUEST quote is rendered to GENUITY, CSI will state in the quote that the recurring rate will be provided at a later date or a date to be negotiated between the Parties.

          3.3 If a request is considered by CSI to be too complex to meet the specified time requirement, or the information contained in the request is deemed insufficient, CSI shall notify GENUITY within fifteen (15) Business Days of receipt of original request and the Parties shall negotiate a new response date for CSI's T&C CHANGE REQUEST quote.

          3.4 Upon agreement on the cost and implementation dates, the originator of the T&C CHANGE REQUEST or GENUITY's executive management will issue to CSI a formal authorization, in writing, authorizing the entire quote or option selected, if applicable. In the event that such authorization is received via e-mail or Internet, GENUITY hereby releases CSI from any and all liability to confirm the authenticity of the authorizing party or to otherwise validate the authority of the record's originator to authorize CSI to proceed with the development work.

4.0 GENUITY shall respond to CSI's requests for clarification of a change request or for requests for additional information in a timely manner. During the time period that questions pertaining to pending change request are outstanding, the T&C CHANGE REQUEST will be considered on hold by CSI. Once all questions are completely satisfied by the Parties, the project status will change to "Active/in Progress." Any delays in receipt of clarification or additional information requested may impact the delivery date of CSI's response and/or implementation date. CSI will advise the originator of the order regarding these delays.

5.0 GENUITY may issue a T&C CHANGE REQUEST to CSI to immediately commence work on the project by preauthorizing a portion of the total cost of the project.

          5.1 Once the entire quote has been issued by CSI, GENUITY must respond within ten (10) Business Days to authorize CSI to continue and complete the project. If full authorization has not been received, CSI may cease further project development when the preauthorized funded amount has been exhausted.

          5.2 If CSI ceases development of a T&C CHANGE REQUEST due to a delay in obtaining GENUITY's authorization or clarifications, the quoted costs and implementation date may be impacted.

6.0 All communications with GENUITY (written or oral) will be coordinated through the originator of the change request. All changes to the specifications of the requirement or interpretation of the specifications shall be in writing. GENUITY shall make available to CSI for each T&C CHANGE REQUEST an individual knowledgeable in all aspects of the CHANCE REQUEST with whom the assigned CSI counterpart may discuss project design and details in depth.

7.0 GENUITY shall notify CSI within ten (10) Business Days of the date of the T&C CHANGE REQUEST estimate whether the proposed estimate is accepted or rejected. The CHANGE REQUEST will be automatically rejected upon the expiration of ten (10) Business Days and no further communication is required for a rejected estimate. Where GENUITY is unable to meet the ten
     (10) Business Day requirement, GENUITY will notify CSI and the Parties will agree upon a new date. If GENUITY fails to notify CSI within twenty (20) Business Days of the acceptance or rejection of the T&C CHANGE REQUEST estimate, the estimate will be null and void and the T&C CHANGE REQUEST shall be considered void and CSI will notify GENUITY in writing of the canceled status.

8.0 GENUITY has the right to request a reconsideration when the T&C CHANGE REQUEST estimate from CSI that does not meet GENUITY's requirements or expectations. GENUITY shall notify CSI within ten (10) Business Days that a reconsideration is necessary. CSI agrees to discuss the basis for the estimate with GENUITY.

9.0 Any new recurring charges must be approved by GENUITY and by CSI and shall be included in the Agreement via a written amendment.

10.0 If GENUITY cancels an authorized or preauthorized request after receipt by CSI, GENUITY shall compensate CSI for all work completed prior to cancellation and for any efforts required to remove system functionality from code libraries. Within thirty (30) Business Days following notification of cancellation, CSI will send written notice to GENUITY regarding the amount owed by GENUITY, which shall be due upon receipt of such notice by GENUITY.

11.0 For T&C CHANGE REQUEST changes, unless otherwise agreed, CSI shall complete implementation by the agreed upon date stated in the quote. CSI shall use reasonable efforts to notify GENUITY if the scheduled implementation date will be in jeopardy. If an agreed upon implementation date is missed, CSI shall orally notify GENUITY as soon as possible. CSI shall provide written notification to GENUITY of its new implementation date within five (5) Business Days.

12.0 If following CSI's commitment pursuant to Section 3.0, requested functionality is not correctly implemented, by the agreed upon date, and has affected GENUITY's Customer's' bills, GENUITY's sole remedy shall be as follows:

          12.1 CSI will make credit adjustments to the Customer's bills if required

     If the cause of the incorrect functionality is due to incomplete or inaccurate requirements by GENUITY or from GENUITY's sign off on incomplete or inaccurate requirements or test results, CSI will not be held responsible for incorrect bills issued to customers. GENUITY will be responsible for any additional costs necessary for correcting the inaccuracies.

13.0 GENUITY will provide in the initial T&C CHANGE REQUEST user acceptance test criteria that will be used by CSI during user acceptance testing and will specify if a test bill is required prior to implementing the changes. If requested, and provided that GENUITY has authorized or preauthorized development, CSI will use reasonable efforts to provide a test bill sample to GENUITY. GENUITY agrees to validate the accuracy of the requested changes and provide concurrence to CSI in writing within five (5) Business Days or prior to the first mail date if less than five (5) days. GENUITY shall hold CSI harmless from any liability for billing errors that may result from the requested changes.

14.0 GENUITY will note in the initial T&C CHANGE REQUEST if a post implementation bill sample is required.

15.0 CSI shall notify GENUITY within ten (10) Business Days after implementation that all work has been completed or procedures are in place.

CSI shall begin to bill GENUITY at the time the estimate is authorized and development work has begun. The payment schedule will be based upon work incurred in a given month. Notwithstanding the foregoing, CSI shall have the option, based on a credit review of GENUITY or CSI policies and procedures, to require prepayment of CHANGE REQUEST

                                                                   ATTACHMENT 4E

                                  Schedule E
                               ARBOR Conversion


At the time of this agreement CSI and GENUITY are jointly involved in converting from GENUITY's Oracle Billing platform to CSI's Kenan ARBOR billing platform ("Arbor Platform"). GENUITY AND CSI agree that this project is of strategic importance to GENUITY and commit to completion of this project as outlined in this Schedule E.

Overall funding for this conversion is the responsibility of CSI and the overall conversion project ("Conversion Project") will be managed by CSI.

A detailed implementation plan exists to migrate GENUITY's current customer base from Oracle to the Arbor Platform, develop new usage based mediation and rating processes, and to write the business rules in support of GENUITY's products and services to be billed by CSI from the ARBOR Platform. The Arbor Conversion project will go to production in the third quarter 2000 and will be complete by 12/12/2000 when post Arbor Conversion activities are completed.

The project plan requires GENUITY resources, cooperation and support to accomplish the Arbor Conversion and the parties will each contribute personnel to accomplish the Arbor Conversion ("Conversion Team") Arbor Conversion activities of the parties will include but are not limited to:

GENUITY will:

1. work with CSI First Rate team to ensure the various data collectors will pass the required usage data to First Rate for mediation to ARBOR.

2. work with the CSI Conversion Team to provide the necessary customer data from the Oracle legacy system to be migrated to ARBOR.

3.   provide a full time representative to the Conversion Team.

4. will continue to participate on the Conversion Team to ensure that the Conversion Team is current on all changes implemented in the interim.

5. GENUITY Data Control will continue to participate on the Conversion Team to ensure all price book changes are communicated to the Conversion Team.

CSI will:

1. work with GENUITY to provide a detailed migration approach and plan that encompasses all required tasks to complete the Oracle Financials to Arbor conversion as it pertains to usage mediation and billing.

2. work with GENUITY to model all products within the Arbor 9.1 Billing instance to meet the previously defined requirements.

3. work with GENUITY to develop an end-to-end set of test criteria and scripts to perform a comprehensive test of the conversion and ensure billing accuracy once conversion occurs.

4. design, develop, and provide all required interfaces to handle usage mediation, general ledger, bill distribution, bill formatting, taxing, commissions, compensation, data warehouse, reseller billing, payments, and collections.

5. continue to work with GENUITY to develop all processes, teams, and practices required to provide the core billing functions of data accumulation, bill processing, bill format and distribution, inquiry and investigation, credit verification, collections, and payment processing evolving out of this conversion.

There may be other activities identified as the Conversion Team moves through the project. GENUITY will support these activities as identified.

The Arbor Conversion Project plan calls for the Oracle/bp databases to be available through 2003, as historical data contained in these databases will not be converted. CSI may require access to the Oracle/bp database history for resolution of billing inquiries and referrals. GENUITY agrees to maintain and support the Oracle/bp historical databases thorough year-end 2003.

CSI will manage the ARBOR Conversion Project per the current schedule and will engage other resources or affiliates as necessary. Status reporting will continue as it exists today, as will the Core Team and the Executive Team. GENUITY, GENUITY AND CSI commit to continued executive representation on these teams.

                                                                   ATTACHMENT 4F

                                  Schedule F
                       Agreement to Support Continuation
                                      of
                  ATM SVC Usage Based Billing Implementation


At the time of this agreement CSI and GENUITY are jointly involved in implementing ATM SVC Usage Based Billing on the Kenan ARBOR billing platform. GENUITY AND CSI agree that this project is of strategic importance to GENUITY and commit to completion of this project as outlined in this agreement.

Overall funding for this project is being managed by GENUITY. GENUITY will reimburse CSI for project work performed by CSI or CSI's subcontractors as defined in the ATM SVC SOW. CSI will as required by GENUITY, provide support for expenses for which they are requesting reimbursement.

A project plan exists to develop functional and system requirements, system designs, new mediation and rating processes and to code, test and put into production the ATM SVC UBB product on the ARBOR platform in support of GENUITY's business requirements. The project will go to production in the late second or early third quarter 2000 and will be complete by 12/12/2000 when post conversion activities are completed.

The project plan requires GENUITY and CSI resources and support. Development project activities identified to date are:

1.   GENUITY will continue to work with the CSI ATM SVC UBB Project Team to:

     .    complete the project requirements and designs for the ATM SVC UBB product
     .    cooperate in the design and implementation of business processes to provide necessary account, service instance, product, rate change, and error correction information
     .    participate in the integration and User Acceptance Testing and to participate in the roll out of the ATM SVC UBB product.

2. GENUITY will work with CSI First Rate team to ensure that the Ascend ATM Accounting Server data collectors will pass the necessary usage data to First Rate for mediation to ARBOR.

3. GENUITY will work with the CSI Billing Production Team to provide the necessary billing information for input into ARBOR. This information includes but is not limited to account, service instance and product information for new ATM SVC UBB customers and adds, changes and deletions for existing ATM SVC UBB customers.

4. GENUITY will work with CSI Billing Change Management team to provide information on all new ATM SVC UBB products and rate changes.

There may be other activities identified as the Project Team moves through the project. GENUITY will support these activities.

Post conversion activities also require GENUITY and CSI resources and support. Post conversion, "in production" activities identified include:

GENUITY:

1. manage the Ascend Accounting Servers and is responsible for providing CSI with ATM SVC usage records on a daily basis.

2. provide CSI with account, service instance and product information for both new customers and changes to existing customers ATM SVC services so that the information can be input to the ARBOR billing platform.

3. provide CSI with new ATM SVC UBB product updates and rate changes so that the information can be input to the ARBOR billing platform.

4. work with CSI to resolve errors involving account information, usage guiding errors and rating errors.


CSI will:

1. provide a detailed deployment approach and plan that encompasses all required tasks to complete the ATM SVC product rollout as it pertains to usage mediation and billing.

2. work with GENUITY to model all features of the ATM SVC product, and proposed account structures within the Arbor Billing system to meet GENUITY requirements.

3. work with GENUITY to develop and execute an end-to-end set of test scripts to perform a comprehensive test of the ATM SVC product.

4. CSI will develop and build rate tables to accommodate the ATM SVC usage pricing CSI will provide fast path rate changes for ATM SVC as necessary.

There may be other ongoing production activities identified as the Project Team moves into implementation. GENUITY will support these activities.

CSI will manage the ARBOR ATM SVC UBB implementation per the current schedule and will engage other resources or affiliates as necessary. Reporting and participation on ATM PDMM teams will continue as it exists with representation from GENUITY and CSI.

                                                                   ATTACHMENT 4G

                                  Schedule G
                          Billing Services Agreement
                                Services Prices


The following charges for the Services provided under this Agreement are effective during the Term of the Agreement as specified in Section 5 of the Agreement. Invoicing will be handled on a monthly basis.

Section 1 - Data Accumulation

1.1  Event Management, Data Accumulation, Usage Processing, Mediation:

     1.1.1 Event Management hourly rate                                   $56.00
           Charge per man hour worked to balance and control usage, work errors, resolve billing issues, etc.

     1.1.2 UAT Testing (per month)                                     $1,950.00
           Routine UAT testing of the Event Management Platform
           *Subject to change based on new Program Implementations
           (Change Requests)

Section 2 - Bill Processing

2.1  Usage Processing (Arbor Message Processing System), Billing:
     Charge to balance and control Usage, work MIU errors, resolve guide file issues, resolve billing usage issues, monitor the usage billing schedule and performance, etc.

     2.1.1 Less than 10,000,001 messages per month                    $19,000.00
     2.1.2 Between 10,000,001 and 15,000,000 messages per month       $28,000.00
     2.1.3 Between 15,000,001 and 20,000,000 messages per month       $36,000.00
     2.1.4 Between 20,000,001 and 30,000,000 messages per month       $49,500.00
     2.1.5 Between 30,000,001 and 40,000,000 messages per month       $60.500.00
     2.1.6 Between 40,000,001 and 60,000,000 messages per month       $76,500.00
     2.1.7 Between 60,000,001 and 80,000,000 messages per month       $89,500.00
     2.1.8 Above 80,000,001 per incremental 20M messages per month    $11,000.00

2.2  Process Data:

     2.2.1 Process Data production support (per month)               $192,500.00
           Balancing and controls, Error queue management

           Tracking and correction, Bill review and investigation, Order entry.
           *Subject to change based on new Program Implementations (Change Requests)

Section 3 - Bill Format and Distribution

3.1  Bill Format:

     3.1.1 Format tool support (per month)                            $11,000.00
           Infrastructure support of the format tool:
           -Manage the requirements and/or defects of the Arbor IDesign product, which includes working with vendor and business owner. -Manage installation of IDesign vendor release/patch installs on NBO
Tampa hardware.
           -Work with IT to implement any Arbor billing system impacts with an IGEN release.
           -Identify embedded base template impacts resulting from new vendor release installs.
           -Work with IT on IGEN and IDesign processing and distribution requirements for IDesign environments (unit test, UAT, production). -Manage the distribution and installation of all format templates. -Develop and maintain unit test tools.

     3.1.2 Bill Format changes
                            (Included with Program Implementation Quote)

3.2  Bill Distribution:

     3.2.1 Distribute via Paper - Bill Stock
           Charge for bill stock branded with any logo (digitized)    $.033/page

           Charge for 9x12 remittance envelope branded with:
           One Color Logo                                         $.185/envelope
           Two Color Logo                                         $.218/envelope
           Three Color Logo                                       $.277/envelope

           Charge for 9x12 expansion specialty envelopes (1" and 2") with:
           One or Two Color Logo                                  $2.09/envelope
           Three Color Logo                                       $2.31/envelope

           BSS (Oracle platform) Charge for form & envelope        $0.21/invoice

     3.2.2 Distribute via Paper - Postage                            As Incurred
           Rate charged will be actual incurred cost.

           Current (2/00) average number of pages per bill is as follows:
           GNI - 6 pages
           Telecom - 13 pages (mail out 3 copies)
           VOIP - 8-10 pages

     3.2.3 Alternate Media (Electronic, CD-Rom, Diskette)(Pricing available upon request)

     3.2.4 Electronic Bill Presentation and Payment (Pricing available upon request)
3.3  Bill Distribution - Misc. Charges (Rates are per month per invoice)
     Labor and warehousing costs associated with  Bill Distribution
           GNI                                                             $2.76
           Telecom                                                         $1.02
           VOIP                                                            $6.73
           BSS                                                             $0.34

3.4  Bill Distribution - Additional Services:

     3.4.1 Bill Message Page charge                        Individual case basis

     3.4.2 Bill Insert charge                              Individual case basis

     3.4.3 Direct Mail charge                              Individual case basis

     3.4.4 Marketing Message / Bill Phrase charge          Individual case basis

Section 4 - Inquiry and Investigation

4.1  Administrative - No research required (per contact)                  $11.25
     Name/Address changes, information requests

4.2  Request for second copy of bill (per contact)                         $9.25
     Includes costs for bill stock and postage

4.3  Error resolution (per initial contact)                              $210.00
     Charge to investigate complaint, document findings and resolve issue (including charge for adjustment)

Section 5 - Credit Verification

5.1  Domestic customer credit agency fee                                  $27.50
     Charge per customer reviewed to access
     credit history via credit agency reports.

5.2  International customer credit agency fee                            $192.50

     Charge per customer reviewed to access
     credit history via credit agency reports.

5.3  Customer credit research charge                                     $290.50
     Charge per customer reviewed to analyze
     worthiness and provide recommendation.

Section 6 - Collections Management

6.1  Treatment

     6.1.1 Per account in A/R Aging (31 - 60 days)                        $48.50

     6.1.2 Per account in A/R Aging (61 - 90 days)                        $48.50

     6.1.3 Per account in A/R Aging (greater than 90 days)                $48.50

6.2  Collections

     6.2.1 Per account recovered                                          $56.00
           Customer's account updated to reflect payment
           (OCA fees will be deducted from gross amount collected)

Section 7 - Payment Processing

7.1  Payment processing costs per invoice processed                        $4.45
     Charges to post customer payments, reconcile lockbox receipts, work LIU errors, perform investigations, deposit funds into company official bank accounts.

7.2  Returned check - processing (per item)                               $25.00
     Customer's account and credit rating updated

Section 8 - Manage Billing Capabilities

8.1  Baseline routine changes (per month)                            $189,500.00
     Covers up to 2,200 man hours per month of routine requests for changes to GTE's billing system
     (i.e. table changes for pricing updates) and production of routine reports required by the business.

8.2  Additional routine changes rate per hour                             $76.00
     Charge applies for routine requests for changes beyond the baseline amount.

8.3  Program Management Consultation rate per hour          126.00 (plus travel)

     Charge applies for general consultative activities.

8.4  Program Implementation lump sum charge     (Pricing available upon request)
     One-time non-recurring charge for a program implementation and / or change request associated with a specific project beyond activities defined in this schedule.

Section 9 - IT Costs

9.1  First Rate Continuing Operations (COPS) Maintenance - per hour       $85.00

9.2  First Rate Continuing Operations (COPS) Production support - per
     hour                                                                 $85.00

9.3  First Rate License Fee (per month)                                $4,167.00

9.4  First Rate AM/FM (per month)                                       3,583.00
     Recovery of hardware costs (i.e. servers)

9.5  Arbor Continuing Operations (COPS) Maintenance - per hour            $85.00

9.6  Arbor Continuing Operations (COPS) Production support - per hour     $85.00

9.7  Arbor AM/FM (per month)                                          100,000.00
     Recovery of hardware costs (i.e. servers)

Section 10 - Miscellaneous Charges

10.1 General Consultative - per hour                                     $126.00

10.2 Mileage charge                                                        $0.33
     General mileage charge for all travel over 25 miles one-way

10.3 Expenses                                                        As Incurred
     Meals, lodging, etc. associated with travel

10.4 Data Security (per month)                                        $12,000.00
     Support and Monitor/Control access to GENUITY and CSI
     Instances of ARBOR

10.5 Arbor License Fee - CSI costs - (per month)                     $147,000.00

10.6 Arbor License Maintenance Fee first instance (per month)         $85,500.00
     Arbor License Maintenance Fee - per additional instance (per
     month)                                                           $18,300.00

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
10.7  Vertex software fee for tax application (per month)                 $4,400.00

10.8  GTE Software license and maintenance fee (per month)              $56,000.000

10.9  Tax Dept matrix clean-up, system testing, project driven tasks
      (per hour)                                                             $60.00

10.10 Tax Dept on going support, change control & training (per month)      $600.00

Section 11 - Minimum Monthly Charge

11.1 Minimum monthly charge for service rendered under this agreement   $350,000.00

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

                                                                   ATTACHMENT 4H

                                  Schedule H
                                 Tax Services

The "GTE" Tax Department will perform the necessary tax research and other services as required to provide on-going support for "GENUITY" billing environment with related tax application matrices, change control, one-time system testing and training.

I.   Services

Tax Billing Matrix
------------------

Ongoing support includes determining the local, state and federal taxation rates of new products and services, utilizing the "GTE" tax billing matrix as the primary source ("Tax Services"). The Tax Billing Matrix will be the long-term solution as the vehicle used to determine the tax rates of products and Services. The Tax Billing Matrix will interface with the Arbor Billing System within the term of the Billing and Collection SOW. The "GTE" Tax Department will provide updates, changes, and corrections as required to the Tax Billing Matrix. The interim method of communicating taxation rates of products and services will be via email between CSI, GENUITY and GTE Tax Department.

Not included as a part of this Tax Billing Matrix services are: contract reviews, projects such as nexus requirements, prototype design interaction, products/services rollout implementation process, etc.

Change Control
--------------

The introduction of new products and services will be incorporated with the product standardization process with direct interaction from GENUITY product managers.

The update of tax rates will continue to be handled by CSI.

System Testing
--------------

System Testing includes auditing tables and functionality requirements for existing and future GENUITY companies. In addition, report writing functionality will be tested as required for tax compliance and other ad-hoc reports.

II.  PRICING

The Tax Services set forth herein will be provided at $600.00 per month.

System Testing and other project driven tasks will be provided at $60.00 per hour.

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

III. TAX LIABILITY

GENUITY shall be liable for all applicable sales, use or similar taxes for amounts invoiced to GENUITY's customers and GENUITY shall be responsible for preparation and filing of all tax returns and applicable tax reporting to all taxing jurisdictions. Taxes shall be added to each customer's invoice, however, GTE's Tax Department and/or CSI shall not be liable for miscalculation or omissions with regard to such taxes.

IV.  TERMINATION

From September 1, 2000 through the end of the Initial Term, upon thirty days written notice, either party may terminate this Schedule H without liability.

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